Filed pursuant to Rule 424(b)(5)
Registration No. 333-168944

PROSPECTUS SUPPLEMENT
To Prospectus dated September 1, 2010

9,349,032 SHARES

WABASH NATIONAL CORPORATION

COMMON STOCK

All of the shares of our common stock being offered hereby are being offered by a selling securityholder, Trailer Investments, LLC. We will not receive any of the proceeds from the sale of the common stock by the selling securityholder. See “Underwriting” beginning on page S-16 and “Selling Securityholder” beginning on page S-12.

Our common stock is listed on the New York Stock Exchange under the symbol “WNC.” The last reported sale price of our common stock on September 13, 2010 was $7.39 per share.

Investing in our common stock involves risks. See “Risk Factors” beginning on page S-6 of this prospectus supplement to read about important factors you should consider before buying shares of our common stock.

PRICE $6.75 A SHARE

	Price to Public	Underwriting Discounts and Commissions	Proceeds to the Selling Securityholder
Per share	$6.75	$0.1875	$6.5625
Total	$63,105,966	$1,752,943.50	$61,353,022.50

Neither the Securities and Exchange Commission nor any state securities regulator has approved or disapproved these securities, or determined if this prospectus supplement or the accompanying base prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The underwriter expects to deliver the shares of common stock to purchasers on or about September 17, 2010.

MORGAN STANLEY

The date of this prospectus supplement is September 14, 2010

Prospectus Supplement

Prospectus

i

ABOUT THIS PROSPECTUS SUPPLEMENT

This document consists of two parts. The first part is this prospectus supplement, which describes the specific terms of this offering and adds to and updates information contained in the accompanying base prospectus and the documents incorporated by reference into the accompanying base prospectus. The second part is the accompanying base prospectus, which gives more general information, some of which may not apply to this offering, about us and the common stock offered hereby. To the extent the information contained in this prospectus supplement differs or varies from the information contained in the accompanying base prospectus or any document incorporated by reference, the information in this prospectus supplement shall control and you should rely on the information in this prospectus supplement. You should read both this prospectus supplement and the accompanying base prospectus, together with the additional information described below under the headings “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.”

We have not authorized anyone to provide any information other than that contained or incorporated by reference in this prospectus supplement or in any free writing prospectus prepared by or on behalf of us or to which we have referred you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. Neither we, the selling securityholder named in this prospectus supplement nor the underwriter have authorized any dealer, salesman or other person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus supplement and the accompanying base prospectus. You must not rely upon any information or representation not contained or incorporated by reference in this prospectus supplement or any accompanying base prospectus. This prospectus supplement and the accompanying base prospectus do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor do this prospectus supplement and the accompanying base prospectus constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. You should not assume that the information contained in this prospectus supplement, the accompanying base prospectus or the documents incorporated by reference is accurate on any date other than their respective dates. Our business, financial condition, results of operations and prospects may have changed since those dates.

Unless the context otherwise requires or as otherwise expressly stated, references in this prospectus supplement to the “Company,” “Wabash,” “we,” “us” and “our” and similar terms refer to Wabash National Corporation and its subsidiaries.

Our logo and other trademarks mentioned in this prospectus supplement or any document incorporated by reference herein are our property. Certain trademarks referred to in this prospectus supplement may be without the ® or TM symbol, as applicable, but this is not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our right to these trademarks. Other brand names or trademarks appearing in this prospectus supplement or any document incorporated by reference herein are the property of their respective owners.

MARKET AND INDUSTRY DATA

Certain market and industry data and other statistical information used throughout this prospectus supplement and in the documents incorporated by reference herein are based on independent industry publications and other published independent sources, including American Trucking Association (ATA) and A.C.T. Research Company, LLC (ACT). Some data and information is also based on our good faith estimates, which are derived from our review of management’s knowledge of the industry and independent sources. Although we believe that this data and information is reliable, we cannot guarantee its accuracy and completeness, nor have we independently verified it. As a result, neither we nor the underwriter can assure you of the accuracy or completeness of the data and information.

ii

PROSPECTUS SUPPLEMENT SUMMARY

This prospectus supplement summary does not contain all the information you should consider before investing in our common stock. Please read the entire prospectus supplement, the accompanying base prospectus and any “free writing prospectus” we may authorize to be delivered to you, including the financial statements and other information incorporated herein by reference.

Our Company

Founded in 1985 as a start-up company, Wabash National Corporation is one of North America’s leaders in designing, manufacturing and marketing standard and customized truck trailers and related transportation equipment. We believe our position as a leader has been the result of our longstanding relationships with our core customers, our demonstrated ability to attract new customers, our broad and innovative product lines, our technological leadership and our large distribution and service network. Our management team is focused on continuing to size our manufacturing and retail operations to match the current demand environment, implementing our cost savings initiatives, strengthening our capital structure, developing innovative products, improving earnings and selective product introductions that meet the needs of our customers.

We seek to identify and produce proprietary products that offer exceptional value to customers with the potential to generate higher profit margins than those of standardized products. We believe that we have the engineering and manufacturing capability to produce these products efficiently. We introduced our proprietary composite product, DuraPlate®, in 1996. According to the most recent A.C.T. Research Company, LLC (ACT) estimates on total trailer industry shipments, composite trailers have achieved widespread industry acceptance accounting for approximately one out of every three dry van trailer shipments in 2009. Since 2002, sales of our DuraPlate® trailers represented approximately 90% of our total new dry van trailer sales. We are also a competitive producer of standardized sheet and post and refrigerated trailer products and we strive to become the low-cost producer of these products within our industry. Through our Transcraft subsidiary we also manufacture steel flatbed and dropdeck trailers. As part of our commitment to expand our customer base, diversify our revenues and extend our market leadership, Transcraft acquired in July 2008 certain operating assets of Benson International LLC, and its affiliates, a manufacturer of aluminum flatbeds, dump trailers and other truck bodies. In addition, in December 2008, the Company announced a multi-year agreement to build and service all the portable storage container requirements of PODS®(1) as part of our strategy to leverage our DuraPlate® panel technology into other industry segments. We expect to continue a program of product development and selective acquisitions of quality proprietary products that further differentiate us from our competitors and increase shareholder value.

We market our transportation equipment under the Wabash®, DuraPlate®, DuraPlateHD®, FreightPro®, ArcticLite®, RoadRailer®, Transcraft®, Eagle®, Eagle II®, D-Eagle® and Benson TM trademarks directly to customers, through independent dealers and through our Company-owned retail branch network. Historically, we have focused on our longstanding core customers representing many of the largest companies in the trucking industry. Our relationships with our core customers have been central to our growth since inception. We have also actively pursued the diversification of our customer base by focusing on what we refer to as the mid-market. These carriers, which represent approximately 1,250 carriers, operate fleets of between 250 to 7,500 trailers, which we estimate in total account for approximately one million trailers.

Our 11 Company-owned full service retail branches provide additional opportunities to distribute our products and also offer nationwide services and support capabilities for our customers. In addition, we maintain four used fleet sales centers to focus on selling both large and small fleet trade packages to the wholesale market. Our retail branch network’s sale of new and used trailers, aftermarket parts and service generally provides enhanced margin opportunities. We also utilize a network of 25 independent dealers with approximately 60 locations throughout North America to distribute our van trailers. In addition, we distribute our flatbed and dropdeck trailers through a network of 94 independent dealers with approximately 150 locations throughout North America.

(1)	PODS® is a registered trademark of PODS, Inc. and Pods Enterprises, Inc.

Wabash was incorporated in Delaware in 1991 and is the successor by merger to a Maryland corporation organized in 1985. We operate in two reportable business segments: (1) manufacturing and (2) retail and distribution. Financial results by segment, including information about revenues from customers, measures of profit and loss, total assets, and financial information regarding geographic areas and export sales are discussed in our audited consolidated financial statements for the year ended December 31, 2009 that are incorporated by reference herein.

The address of our principal executive office is 1000 Sagamore Parkway South, Lafayette, Indiana 47905 and our telephone number is (765) 771-5300. Our internet website is www.wabashnational.com. We make our electronic filings with the Securities Exchange Commission (the “SEC”), including our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and amendments to these reports available on our website free of charge as soon as practicable after we file or furnish them with the SEC. Information on our website is not a part of, or incorporated by reference into, this prospectus supplement or the accompanying base prospectus.

Recent Developments

The shares being offered will be issued upon exercise of a warrant to purchase shares of our common stock that we originally sold to Trailer Investments, LLC (“Trailer Investments”) on August 3, 2009, as amended and reissued on May 28, 2010 (the “Warrant”). In connection with this offering, we have entered into a further amendment of the Warrant. The amendment modifies the cashless exercise provision of the Warrant to facilitate determination of the number of shares that will be withheld to pay the exercise price of the Warrant when the Warrant is exercised in whole or in part in connection with this offering.

In connection with this offering, the selling securityholder will sell the Warrant to the underwriter who will exercise the Warrant for the shares of common stock that will be sold in this offering. A portion of the shares that underlie the Warrant will not be issued and sold but will be used to satisfy the exercise price of the Warrant pursuant to the cashless exercise provisions of the Warrant. After the consummation of this offering, the Warrant will have been fully exercised and will no longer be outstanding.

The Offering

The following is a brief summary of certain terms of this offering. For a more complete description of the terms of our common stock, see “Description of Our Common Stock” beginning on page 8 of the accompanying base prospectus.

Common stock offered by the selling securityholder
9,349,032 shares
Common stock to be outstanding after the offering
68,307,053 shares
Use of Proceeds
We will not receive any of the proceeds from the sale of shares by the selling securityholder. See “Use of Proceeds.”
New York Stock Exchange symbol
“WNC”
Dividend Policy
We have not paid quarterly cash dividends since the third quarter of 2008 and have no current plans to pay cash dividends. See “Market for Our Common Stock and Dividend Policy.”
Risk Factors
See “Risk Factors” for a discussion of factors you should consider carefully before deciding to invest in our common stock.

The number of shares of our common stock to be outstanding after this offering is based on 58,503,114 shares outstanding as of June 30, 2010 and excludes:

•	1,815,014 shares of common stock issuable upon the exercise of outstanding options, of which 1,544,390 shares were exercisable as of June 30, 2010 with a weighted average exercise price of $12.32 per share; and
•	708,528 shares of common stock reserved for future issuances under our equity incentive plan;

but includes:

•	454,907 shares of restricted stock that are subject to forfeiture as of June 30, 2010 and which are not included in the outstanding share count as of that date; and
•	the 9,349,032 shares of common stock to be sold by the selling securityholder in this offering and that are to be issued upon the exercise of the Warrant in connection with the consummation of this offering.

All of the shares being offered by the selling securityholder pursuant to this prospectus supplement are issuable upon exercise of the Warrant. The selling securityholder will sell the Warrant to the underwriter pursuant to the terms of an underwriting agreement, and the underwriter will exercise the Warrant immediately prior to the delivery of the shares of common stock to the public. See “Underwriting” beginning on page S-16 of this prospectus supplement.

Selected Consolidated Financial Data

The following shows selected audited consolidated financial data with respect to Wabash for each of the five years in the period ended December 31, 2009 and selected unaudited consolidated financial data for the six months ended June 30, 2010 and 2009. We derived our selected audited consolidated financial data for the three years ended December 31, 2009, 2008 and 2007 from our audited consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2009 and incorporated by reference in this prospectus supplement, and our selected audited consolidated financial data for the two years ended December 31, 2006 and 2005 from our audited consolidated financial statements not incorporated by reference in this prospectus supplement. These audited consolidated financial statements have been audited by Ernst & Young LLP, an independent registered public accounting firm. The selected unaudited consolidated financial data for the six months ended June 30, 2010 and 2009 and as of June 30, 2010 are derived from our unaudited financial statements included in our Quarterly Report on Form 10-Q for the quarter ended June 30, 2010 and incorporated by reference in this prospectus supplement, have been prepared in accordance with accounting principles generally accepted in the United States for interim financial information and, in our opinion, reflect all adjustments (consisting of normal recurring adjustments) considered necessary for a fair presentation of our interim results of operations and financial position. The results of operations for the six months ended June 30, 2010 are not necessarily indicative of the results of operations to be expected for the full year or any future period.

The following data should be read in conjunction with our consolidated financial statements, related notes, and other financial information incorporated by reference herein.

	Six Months Ended June 30,		Years Ended December 31,
	2010	2009	2009	2008	2007	2006	2005
	(unaudited)
			(Dollars in thousands, except per share data)
Statement of Operations Data:
Net sales	$227,974	$164,143	$337,840	$836,213	$1,102,544	$1,312,180	$1,213,711
Cost of sales	223,649	184,850	360,750	815,289	1,010,823	1,207,687	1,079,196
Gross profit	4,325	(20,707)	(22,910)	20,924	91,721	104,493	134,515
Selling, general and administrative expenses	21,272	23,276	43,164	58,384	65,255	66,227	54,521
Impairment of goodwill	—	—	—	66,317	—	15,373	—
(Loss) Income from operations	(16,947)	(43,983)	(66,074)	(103,777)	26,466	22,893	79,994
Increase in fair value of warrant	(124,852)	—	(33,447)	—	—	—	—
Interest expense	(2,025)	(2,311)	(4,379)	(4,657)	(5,755)	(6,921)	(6,431)
Foreign exchange, net	—	(16)	31	(156)	3,818	(77)	231
(Loss) Gain on debt extinguishment	—	—	(303)	151	546	—	—
Other	(770)	105	(594)	(323)	(387)	407	262
(Loss) Income before income taxes	(144,594)	(46,205)	(104,766)	(108,762)	24,688	16,302	74,056
Income tax expense (benefit)	87	14	(3,001)	17,064	8,403	6,882	(37,031)
Net (loss) income	$(144,681)	$(46,219)	$(101,765)	$(125,826)	$16,285	$9,420	$111,087
Preferred stock dividends	25,454	—	3,320	—	—	—	—
Net (loss) income applicable to common stockholders	$(170,135)	$(46,219)	$(105,085)	$(125,826)	$16,285	$9,420	$111,087
Basic net (loss) income per common share	$(4.78)	$(1.53)	$(3.48)	$(4.21)	$0.53	$0.30	$3.54
Diluted net (loss) income per common share	$(4.78)	$(1.53)	$(3.48)	$(4.21)	$0.52	$0.30	$3.04
Common stock dividends declared	$—	$—	$—	$0.135	$0.180	$0.180	$0.180

	As of June 30, 2010
	Actual	As Adjusted(1)
	(In Thousands)
Balance Sheet Data (Unaudited):
Working capital(2)	$(40,527)	$25,935
Total assets	$274,504	$274,504
Total debt and capital leases	$32,228	$32,228
Stockholders’ (deficit) equity	$61,908	$128,170

(1)	As adjusted to give effect to the exercise of the Warrant.
(2)	Working capital is defined as current assets less current liabilities. Current liabilities include the fair value of the Warrant ($66,462, actual, and $0, as adjusted to give effect to this offering as of June 30, 2010).

RISK FACTORS

You should carefully consider the following factors, together with the risks relating to our business, strategy and operations and the risks relating to an investment in our common stock, which are incorporated by reference into this prospectus supplement from “Part I—Item 1A—Risk Factors” of our Annual Report on Form 10-K for the fiscal year ended December 31, 2009, filed by us with the Securities and Exchange Commission, before purchasing any of our common stock. If any of the following risks or those incorporated by reference actually occur, our business, financial condition and results of operations could be materially and adversely affected, and the value of our stock could decline.

Risks Related to the Offering

The registration statement of which this prospectus supplement is a part covers the potential sale of a substantial number of shares of our common stock into the public market by us and the selling securityholder, which may result in significant downward pressure on the price of our common stock and could affect the ability of our stockholders to realize the current trading price of our common stock.

Sales of a substantial number of shares of our common stock in the public market could cause a reduction in the market price of our common stock. As of August 31, 2010, there were 58,946,261 shares of our common stock outstanding. Pursuant to the “shelf” registration statement of which this prospectus supplement is a part, we may offer and sell at any time and from time to time up to $73,625,000 of our common stock or other securities, including securities convertible into our common stock. In addition, the selling securityholder named in this prospectus supplement has the right to acquire 9,362,581 shares of our common stock, subject to upward adjustment, issuable upon exercise of the Warrant. In connection with this offering, the selling securityholder will sell the Warrant to the underwriter who will exercise the Warrant for the shares of common stock that will be sold in this offering. Purchasers of our common stock in this offering will experience immediate and substantial dilution in the net tangible book value of their common stock and may experience further dilution upon our issuance of additional securities in the future, which could significantly depress the future market price of their shares.

Under the shelf registration statement that we have filed, we may issue debt and other equity securities or securities convertible into equity securities, any of which may be senior to our common stock as to distributions and in liquidation, which could negatively affect the value of our common stock.

In the future, we may attempt to increase our capital resources by issuing additional debt or other equity securities pursuant to the shelf registration statement, which could include various types of debt securities, preferred stock or securities convertible into or exchangeable for common stock. In the event of our liquidation, our lenders and holders of our debt and preferred securities would receive a distribution of our available assets before distributions to the holders of our common stock. Because our decision to issue securities in our future offerings will depend on market conditions and other factors beyond our control, we cannot predict or estimate the amount, timing or nature of our future offerings. Furthermore, market conditions could require us to accept less favorable terms for the issuance of such securities in the future.

WHERE YOU CAN FIND MORE INFORMATION

We are currently subject to the reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and in accordance therewith file periodic reports, proxy statements and other information with the Securities and Exchange Commission. You may read and copy (at prescribed rates) any such reports, proxy statements and other information at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference room. Our SEC filings are also available to you on the SEC’s website at http://www.sec.gov and in the Investors section of our website at http://www.wabashnational.com. Our website and the information contained on that site, or connected to that site, are not incorporated into and are not a part of this prospectus supplement.

We have filed with the SEC a registration statement on Form S-3 with respect to the securities offered hereby. This prospectus supplement does not contain all the information set forth in the registration statement, parts of which are omitted in accordance with the rules and regulations of the SEC. For further information with respect to us and the securities offered hereby, reference is made to such registration statement.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

We incorporate information into this prospectus supplement by reference, which means that we disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus supplement, except to the extent superseded by information contained in this prospectus supplement. Information that we file later with the SEC will automatically update and supersede the previously filed information. This prospectus supplement incorporates by reference the documents set forth below, the file number for each of which is 001-10883, that have been previously filed with the SEC:

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2009, filed with the SEC on March 26, 2010 (including information specifically incorporated by reference into the Annual Report on Form 10-K from our Definitive Proxy Statement on Schedule 14A, filed with the SEC on April 14, 2010);
•	our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2010 filed on May 4, 2010, and our Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2010, filed with the SEC on August 3, 2010;
•	our Current Reports on Form 8-K filed with the SEC on February 8, 2010, February 22, 2010, May 21, 2010, May 26, 2010 and June 3, 2010 and Item 5.07 of our Current Report on Form 8-K filed with the SEC on May 19, 2010; and
•	the description of our common stock, par value $0.01 per share, contained in our Registration Statement on Form 8-A, filed pursuant to Section 12 of the Exchange Act on October 4, 1991 (Registration No. 001-10883), including any amendments or reports filed to update such information; and the description of our stockholder rights plan contained in the Registration Statement on Form 8-A, filed pursuant to Section 12 of the Exchange Act on December 28, 2005 (Registration No. 001-10883), including any amendments or reports filed to update such information.

In addition, all documents that we file with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus supplement and until the offering of the securities covered by this prospectus supplement is completed shall be incorporated by reference into this prospectus supplement from the respective dates of filing such documents. Unless specifically stated to the contrary, none of the information that we disclose under Items 2.02 or 7.01 of any Current Report on Form 8-K that we may from time to time furnish to the SEC or any other document or information deemed to have been furnished and not filed with the SEC will be incorporated by reference into, or otherwise included in, this prospectus supplement.

Any statement contained in this prospectus supplement or in a document incorporated or deemed to be incorporated by reference in this prospectus supplement shall be deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained in this prospectus supplement or in any other subsequently filed document that also is or is deemed to be incorporated by reference in this prospectus supplement modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement.

You may obtain copies of any of these filings by contacting us at the address and telephone number indicated below or by contacting the SEC as described above under the section entitled “Where You Can Find More Information.” Documents incorporated by reference are available from us without charge, excluding all exhibits unless an exhibit has been specifically incorporated by reference into this prospectus supplement, by requesting them in writing or by telephone at:

Wabash National Corporation
Attention: Corporate Secretary
P.O. Box 6129
Lafayette, Indiana 47903
(765) 771-5300

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement contains or incorporates by reference “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. Forward-looking statements may include the words “may,” “will,” “estimate,” “intend,” “continue,” “believe,” “expect,” “plan” or “anticipate” and other similar words. Our “forwarding-looking statements” include, but are not limited to, statements regarding:

•	our business plan;
•	our expected revenues, income or loss and capital expenditures;
•	plans for future operations;
•	financing needs, plans and liquidity, including for working capital and capital expenditures;
•	our ability to achieve sustained profitability;
•	reliance on certain customers and corporate relationships;
•	availability and pricing of raw materials;
•	availability of capital and financing;
•	dependence on industry trends;
•	the outcome of any pending litigation;
•	export sales and new markets;
•	engineering and manufacturing capabilities and capacity;
•	acceptance of new technology and products;
•	government regulation; and
•	assumptions relating to the foregoing.

Our future financial condition and results of operations, as well as any forward-looking statements, are subject to change and are subject to inherent risks and uncertainties, such as those disclosed in this prospectus supplement. Important risks and factors that could cause our actual results to be materially different from our expectations include the factors that are disclosed in “Part I — Item 1A. Risk Factors” of our most recent Annual Report on Form 10-K and those risk factors under the section “Risk Factors” in this prospectus supplement. You should read these factors and the other cautionary statements made in this prospectus supplement as being applicable to all related forward-looking statements wherever they appear in this prospectus supplement or any document incorporated by reference herein. Each forward-looking statement contained in this prospectus supplement and any document incorporated by reference herein reflects management’s view only as of the date on which that forward-looking statement was made. You should not place undue reliance on any forward-looking statements we make. We are not obligated to update forward-looking statements or publicly release the result of any revisions to them to reflect events or circumstances after the date of this prospectus supplement or to reflect the occurrence of unanticipated events. If we do not update one or more forward-looking statements, no inference should be drawn that we will make additional updates with respect to those or other forward-looking statements.

USE OF PROCEEDS

The selling securityholder will receive all of the proceeds of this offering. We will not receive any of the proceeds from the sale by the selling securityholder. We will pay our expenses and the expenses of the selling securityholder, other than underwriting discounts and commissions, associated with this offering.

MARKET FOR OUR COMMON STOCK AND DIVIDEND POLICY

Market Information

Our common stock is traded on the New York Stock Exchange (ticker symbol: WNC). High and low stock prices as reported on the NYSE for each quarter in the last two years were:

	High	Low
2008
First Quarter	$9.50	$6.96
Second Quarter	$10.59	$7.55
Third Quarter	$11.69	$6.85
Fourth Quarter	$9.37	$3.26
2009
First Quarter	$5.07	$0.51
Second Quarter	$2.71	$0.68
Third Quarter	$3.25	$0.50
Fourth Quarter	$3.05	$1.36
2010
First Quarter	$7.84	$1.82
Second Quarter	$10.85	$5.86
Third Quarter (through September 13, 2010)	$8.94	$5.96

On September 13, 2010, the closing sale price of our common stock, as reported on the NYSE, was $7.39.

Dividend Policy

We declared quarterly dividends of $0.045 per share on our common stock from the first quarter of 2005 through the third quarter of 2008. In December 2008, we suspended the payment of our quarterly dividend due to the continued weak economic environment and the uncertainty as to the timing of a recovery as well as our effort to enhance liquidity. No dividends on our common stock were declared or paid in 2009 or have been declared or paid in 2010. In accordance with our Third Amended and Restated Loan and Security Agreement (the “Amended Facility”), effective August 3, 2009, we are restricted from the payment of cash dividends to holders of our common stock for a period of two years. At any time after the second anniversary of the Amended Facility, our payment of dividends is limited to cash dividends of $20 million per year unless otherwise approved by a majority of our lenders, so long as no default or event of default is continuing or would be caused by the distribution and only if our available borrowing capacity is in excess of $40 million after distribution of dividend. The reinstatement of quarterly cash dividends on our common stock will depend on our future earnings, capital availability, financial condition and contractual restrictions such as those discussed above. We have no current plans to pay cash dividends.

CAPITALIZATION

The following table sets forth our cash and capitalization as of June 30, 2010:

•	on an actual basis; and
•	on an as adjusted basis, to give effect to the sale of shares of common stock by the selling securityholder in this offering that are to be issued by us upon the exercise of the Warrant.

The information set forth below should be read in conjunction with our Annual Report on Form 10-K for the year ended December 31, 2009 and our Quarterly Report on Form 10-Q for the quarter ended June 30, 2010 incorporated by reference in this prospectus supplement, including the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in each such report and our financial statements and related notes appearing in each such report.

	June 30, 2010
	Actual	As Adjusted
	(Unaudited) (Dollars in Thousands)
Cash	$6,771	$6,771
Long-Term Debt and Capital Lease Obligations:(1)
Long-Term Debt	27,591	27,591
Capital Lease Obligations	4,637	4,637
Long-Term Debt and Capital Lease Obligations:	32,228	32,228
Stockholders’ (Deficit) Equity:
Common stock 200,000,000 shares authorized, $0.01 par value; 58,503,114 shares issued and outstanding, actual; 67,852,146 shares issued and outstanding, as adjusted	608	702
Additional paid-in capital	534,028	600,444
Retained deficit	(447,251)	(447,499)
Treasury stock at cost, 1,675,600 common shares	(25,477)	(25,477)
Total stockholders’ (deficit) equity	61,908	128,170
Total Capitalization	$94,136	$160,398

(1)	The Company has a revolving loan with a total capacity of $100 million, subject to a borrowing base and other discretionary reserves. As of June 30, 2010, availability under the revolver was $60.9 million.

SELLING SECURITYHOLDER

All of the shares of common stock offered for sale pursuant to this prospectus supplement are shares initially issuable upon the exercise of the Warrant. The Warrant was issued to Trailer Investments on August 3, 2009 and it was acquired by Trailer Investments, together with shares of preferred stock (which have subsequently been redeemed by us), under a Securities Purchase Agreement, dated as of July 17, 2009, between us and Trailer Investments. The Warrant was amended and reissued on May 28, 2010 and will be further amended in connection with this offering. We refer to Trailer Investments and its donees, pledgees, transferees or other successors-in-interest collectively as the selling securityholder. All of the shares being offered pursuant to this prospectus supplement are issuable upon exercise of the Warrant. The selling securityholder will sell the Warrant to the underwriter pursuant to the terms of an underwriting agreement, and the underwriter will exercise the Warrant immediately prior to the delivery of the shares of common stock to the public pursuant to the cashless exercise provisions of the Warrant. See “Underwriting” beginning on page S-16 of this prospectus supplement.

The preferred stock and the Warrant were issued in a private placement to Trailer Investments for an aggregate purchase price of $35,000,000 (the “Transaction”). As a result of the Transaction, we have a material relationship with Trailer Investments and certain of its affiliates. This relationship includes certain consent rights and privileges we granted to Trailer Investments under the agreements we entered into at the closing of the Transaction. This material relationship includes, for so long as Trailer Investments and its affiliates, including investors in the funds controlled by Lincolnshire Management, Inc. (collectively with Trailer Investments, the “Trailer Investors”), beneficially own at least 10% of our outstanding common stock, the right of the Trailer Investors to designate five persons for election to our board of directors. As a result of this offering, it is expected that the Trailer Investors will no longer beneficially own any of our outstanding common stock and therefore will no longer have this right. Other elements of this material relationship are more fully described under the “Description of Our Common Stock” section of the accompanying base prospectus and in (i) our Annual Report on Form 10-K for the year ended December 31, 2009 and (ii) Quarterly Report for the period ended June 30, 2010, each as incorporated by reference in this prospectus supplement.

The following table sets forth information with respect to the selling securityholder and the shares of common stock beneficially owned by the selling securityholder and reflects the shares of common stock offered by this prospectus supplement. Beneficial ownership is determined in accordance with the rules and regulations of the SEC. The information is based on information provided by or on behalf of the selling securityholder to us and on 58,946,261 shares of our common stock outstanding as of August 31, 2010.

	Number of Shares Owned			Percentage of Shares Outstanding
Name of Selling Securityholder	Before Offering	Shares Being Offered	After Offering(2)	Before Offering	After Offering(2)
Trailer Investments(1)	9,362,581	9,349,032	—	13.7%	0.0%

(1)	Lincolnshire Equity Fund III, L.P. (“LEF III”), a Delaware limited partnership is the sole member of Trailer Investments, Lincolnshire Equity Partners III, L.P. (“LEP III”), a Delaware limited partnership, is the general partner of LEF III, and Lincolnshire Equity III, LLC (“Equity III”), a Delaware limited liability company, is the general partner of LEP III. Thomas J. Maloney, one of our directors who was designated by Trailer Investments holds a majority of the voting power of Equity III. Trailer Investors has also designated the following individuals to serve on our board of directors: Michael J. Lyons, Thomas J. Maloney, Vineet Pruthi, and James G. Binch. All of the shares of common stock beneficially owned by Trailer Investments and offered hereby are not currently outstanding but are issuable at any time upon exercise of the Warrant.
(2)	Notwithstanding that fewer shares are being offered in this offering than the total number of shares for which the Warrant is exercisable, after the conclusion of this offering the selling securityholder is not expected to beneficially own any of the shares shown in the table as being beneficially owned by the selling securityholder. As part of this offering, the selling securityholder will sell the Warrant to the underwriter pursuant to the terms of an underwriting agreement, and the underwriter will exercise the Warrant immediately prior to the delivery of the shares of common stock to the public pursuant to the cashless exercise provisions of the Warrant under which approximately 13,549 shares having a value determined to equal the exercise price will be withheld. As a result, the Warrant is expected to be fully exercised in connection with this offering.

MATERIAL U.S. FEDERAL TAX CONSIDERATIONS FOR NON-U.S. HOLDERS

The following is a general discussion of the material U.S. federal income and estate tax consequences of the ownership and disposition of our common stock by a non-U.S. holder. For purposes of this discussion, you are a “non-U.S. holder” if you are a beneficial owner of our common stock, and you are not, for U.S. federal income tax purposes:

•	an individual who is a citizen or resident of the U.S.;
•	a corporation or partnership created or organized in or under the laws of the U.S., or of any state thereof or the District of Columbia other than a partnership treated as foreign under U.S. Treasury regulations; or
•	an estate whose income is subject to U.S. federal income taxation regardless of its source; or a trust, in general, if a U.S. court is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have authority to control all substantial decisions of the trust or if the trust has made a valid election to be treated as a U.S. person under applicable U.S. Treasury regulations.

If you are an individual, you may be treated as a resident of the U.S. in any calendar year for U.S. federal income tax purposes, instead of a nonresident, by, among other ways, being present in the U.S. for at least 31 days in that calendar year and for an aggregate of at least 183 days during a three-year period ending in the current calendar year. For purposes of this calculation, you would count all of the days present in the current year, one-third of the days present in the immediately preceding year and one-sixth of the days present in the second preceding year. Residents of the U.S. are taxed for U.S. federal income tax purposes as if they were U.S. citizens.

This discussion does not consider:

•	U.S. state, U.S. local or non-U.S. tax consequences;
•	all aspects of U.S. federal income and estate taxes or specific facts and circumstances that may be relevant to a particular non-U.S. holder’s tax position;
•	the tax consequences for the stockholders, partners or beneficiaries of a non-U.S. holder;
•	special tax rules that may apply to particular non-U.S. holders, such as financial institutions, insurance companies, tax-exempt organizations, U.S. expatriates, broker-dealers and traders in securities; or
•	special tax rules that may apply to a non-U.S. holder that holds our common stock as part of a “straddle,” “hedge,” “conversion transaction,” “synthetic security” or other integrated investment.

If a partnership, including any entity treated as a partnership for U.S. federal income tax purposes, is a holder of our common stock, the tax treatment of a partner in the partnership will generally depend upon the status of the partner and the activities of the partnership. If you are a partnership that may acquire our common stock, or a partner in such a partnership, you should consult a tax advisor regarding the tax consequences to you of the partnership’s acquisition, ownership and disposition of our common stock.

The following discussion is based on provisions of the U.S. Internal Revenue Code of 1986, as amended, existing and proposed Treasury regulations and administrative and judicial interpretations, all as of the date of this prospectus supplement, and all of which are subject to change, retroactively or prospectively. The following summary assumes that you hold our common stock as a capital asset. Each non-U.S. holder should consult a tax advisor regarding the U.S. federal, state, local and non-U.S. income and other tax consequences of acquiring, holding and disposing of shares of our common stock.

Dividends

We do not anticipate making cash distributions on our common stock in the foreseeable future. See “Dividend Policy.” In the event, however, that we make distributions on our common stock, those payments will constitute dividends for U.S. federal tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. To the extent those distributions exceed our current and accumulated earnings and profits, they first will constitute a return of capital and will reduce a non-U.S. holder’s basis in our common stock, but not below zero, and then will be treated as gain from the sale of stock. Any dividend paid to a non-U.S. holder on our common stock will generally be subject to U.S. federal withholding tax at a rate of 30%, or a lower rate under an applicable income tax treaty. You are urged to consult your tax advisors regarding your entitlement to benefits under a relevant income tax treaty. Generally, in order for us to withhold tax at a lower treaty rate, you must provide us with a Form W-8BEN certifying your eligibility for the lower treaty rate.

If you claim the benefit of an applicable income tax treaty rate, you generally will be required to satisfy applicable certification and other requirements. However,

•	in the case of common stock held by a foreign partnership, the certification requirement will generally be applied to partners and the partnership will be required to provide certain information;
•	in the case of common stock held by a foreign trust, the certification requirement will generally be applied to the trust or the beneficial owners of the trust depending on whether the trust is a “foreign complex trust,” “foreign simple trust,” or “foreign grantor trust” as defined in the U.S. Treasury regulations; and
•	look-through rules apply for tiered partnerships, foreign simple trusts and foreign grantor trusts.

A non-U.S. holder that is a foreign partnership or a foreign trust is urged to consult its tax advisor regarding its status under these U.S. Treasury regulations and the certification requirements applicable to it.

If you are eligible for a reduced rate of U.S. federal withholding tax under an income tax treaty, you may obtain a refund or credit of any excess amounts withheld by filing an appropriate claim for a refund on a timely basis with the U.S. Internal Revenue Service.

If the dividend is effectively connected with your conduct of a trade or business in the U.S. and, if an income tax treaty applies, is attributable to a permanent establishment maintained by you in the U.S., the dividend will generally be exempt from U.S. federal withholding tax, provided that you supply us with a properly executed Form W-8ECI. In this case, the dividend will be taxed on a net income basis at the regular graduated rates and in the manner applicable to U.S. persons and, if you are a foreign corporation, you may be subject to an additional branch profits tax at a rate of 30% or a lower rate as may be specified by an applicable income tax treaty.

Gain on Disposition of Common Stock

You generally will not be subject to U.S. federal income tax on gain recognized on a disposition of our common stock unless:

•	the gain is effectively connected with your conduct of a trade or business in the U.S. and, if an income tax treaty applies, is attributable to a permanent establishment maintained by you in the U.S., in which case the gain will be taxed on a net income basis at the regular graduated rates and in the manner applicable to U.S. persons and, if you are a foreign corporation, you may be subject to an additional branch profits tax at a rate of 30% or a lower rate as may be specified by an applicable income tax treaty;
•	you are an individual who holds our common stock as a capital asset, are present in the U.S. for 183 days or more in the taxable year of the disposition and meet other requirements, in which case the gain will be taxed at a rate of 30%; or
•	we are or have been a “United States real property holding corporation,” or USRPHC, for U.S. federal income tax purposes at any time during the shorter of the five-year period ending on the date of disposition and the period that you held our common stock and certain other conditions are met, in which case the gain will be taxed on a net income basis in the manner described in the first bullet paragraph above.

Generally, a corporation is a USRPHC if the fair market value of its “United States real property interests” equals or exceeds 50% of the sum of the fair market value of its worldwide real property interests plus its other assets used or held for use in a trade or business. The tax relating to stock in a USRPHC generally will not apply to a non-U.S. holder whose holdings, direct and indirect, at all times during the applicable period, constituted 5% or less of our common stock, provided that our common stock was regularly traded on an established securities market in the calendar year of disposition. We believe that we are not currently, and we do not anticipate becoming in the future, a USRPHC for U.S. federal income tax purposes.

Information Reporting and Backup Withholding

Dividends paid to you are subject to information reporting and may be subject to U.S. backup withholding. You will be exempt from backup withholding if you provide a Form W-8BEN or otherwise meet documentary evidence requirements for establishing that you are a non-U.S. person or otherwise establish an exemption.

The gross proceeds from the disposition of our common stock may be subject to information reporting and backup withholding. If you sell your common stock outside the U.S. through a non-U.S. office of a non-U.S. broker and the sales proceeds are paid to you outside the U.S., then the U.S. backup withholding and information reporting requirements generally (except as provided in the following sentence) will not apply to that payment. However, U.S. information reporting, but not backup withholding, will apply to a payment of sales proceeds, even if that payment is made outside the U.S., if you sell our common stock through a non-U.S. office of a broker that:

•	is a U.S. person;
•	derives 50% or more of its gross income in specific periods from the conduct of a trade or business in the U.S.;
•	is a “controlled foreign corporation” for U.S. tax purposes; or
•	is a foreign partnership, if at any time during its tax year, one or more of its partners are U.S. persons who in the aggregate hold more than 50% of the income or capital interests in the partnership, or the foreign partnership is engaged in a U.S. trade or business, unless the broker has documentary evidence in its files that you are a non-U.S. person and various other conditions are met or you otherwise establish exemption.

If you receive payments of the proceeds of a sale of our common stock through a U.S. office of a broker, the payment is subject to both U.S. backup withholding and information reporting unless you provide a Form W-8BEN certifying that you are a non-U.S. person or you otherwise establish an exemption.

You generally may obtain a refund or credit of any amount withheld under the backup withholding rules that exceeds your income tax liability by filing a refund claim with the U.S. Internal Revenue Service.

Additional Withholding Rules for Payments Made After December 31, 2012

The Hiring Incentives to Restore Employment Act of 2010 imposes a withholding tax of 30% on certain types of payments made to “foreign financial institutions” and certain other non-U.S. entities unless such entities satisfy additional certification, information reporting and other specified requirements (generally relating to ownership by U.S. persons of interests in or accounts with those entities). Failure to comply with the new reporting requirements could result in withholding tax being imposed on payments to such entities of dividends on, and proceeds from the sale of, our common stock. This legislation is generally effective for payments made after December 31, 2012. Prospective investors should consult their own tax advisors regarding this new legislation.

Federal Estate Tax

Common stock owned or treated as owned by an individual who is a non-U.S. person, as specially defined for U.S. federal estate tax purposes, at the time of death will be included in the individual’s gross estate for U.S. federal estate tax purposes, unless an applicable estate tax or other treaty provides otherwise and, therefore, may be subject to U.S. federal estate tax.

UNDERWRITING

Under the terms and subject to the conditions contained in an underwriting agreement dated the date of this prospectus supplement, Morgan Stanley & Co. Incorporated, as the underwriter, has agreed to purchase the Warrant from the selling securityholder.

The underwriter is offering 9,349,032 shares of common stock issuable upon exercise of the Warrant it is purchasing from the selling securityholder subject to the underwriter’s acceptance of the Warrant from the selling securityholder and subject to prior sale of the shares. The underwriter is purchasing the Warrant from the selling securityholder pursuant to the terms of the underwriting agreement and will exercise the Warrant immediately prior to the delivery of the shares of common stock to the public pursuant to the cashless exercise provisions of the Warrant. The underwriting agreement provides that the obligations of the underwriter to pay for and accept delivery of the shares of common stock offered by this prospectus supplement are subject to the approval of certain legal matters by its counsel and to certain other conditions. The underwriter is obligated to take all of the shares of common stock offered pursuant to this prospectus supplement if any such shares are taken and pay to the selling securityholder the purchase price of the Warrant.

The underwriter initially proposes to offer part of the shares of common stock directly to the public at the public offering price listed on the cover page of this prospectus supplement. After the initial offering of the shares of common stock, the offering price and other selling terms may from time to time be varied by the underwriter.

The expenses of this offering payable by us are estimated to be approximately $200,000, which includes legal, accounting and printing costs and various other fees associated with the registration of our common stock. In addition, subject to certain exceptions, we have agreed to pay all expenses incurred by the selling securityholder in connection with this offering, not including underwriting discounts and commissions.

We, the selling securityholder and each of our directors and executive officers have agreed that, without the prior written consent of Morgan Stanley & Co. Incorporated, we, during the period ending 90 days after the date of this prospectus supplement and they, during the period ending 45 days after the date of this prospectus supplement, will not:

•	offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of directly or indirectly, any shares of common stock or any securities convertible into or exercisable or exchangeable for common stock;
•	file any registration statement with the SEC relating to the offering of any shares of common stock or any securities convertible into or exercisable or exchangeable for common stock; or
•	enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the common stock;

whether any such transaction described above is to be settled by delivery of common stock or such other securities, in cash or otherwise. The restrictions described in this paragraph do not apply to:

•	the sale of the Warrant by the selling securityholder in connection with this offering to the underwriter;
•	the shares issued by us upon the exercise of the Warrant in connection with this offering;
•	the issuance by us of shares of common stock upon the exercise of an option or a warrant or the conversion of a security outstanding on the date of this prospectus supplement of which the underwriter has been advised in writing;
•	issuances of shares of common stock by us under our employee benefit plans existing on the date hereof;
•	transactions relating to shares of common stock or other securities acquired in open market transactions after the date of this prospectus supplement, as long as no filing under Section 16(a) of the Exchange Act shall be required or voluntarily made in connection with subsequent sales of common stock or other securities acquired in such open market transactions, other than a filing made after the expiration of the restricted period;
•	transfers of shares of common stock or any security convertible into common stock as a bona fide gift, provided that the recipients agree to be bound by the restrictions described in this paragraph and no filing under Section 16(a) of the Exchange Act shall be required or voluntarily made in connection therewith during the restricted period;
•	distributions of shares of common stock or any security convertible into shares of common stock to limited partners or stockholders of the selling securityholder, provided that the recipients agree to be bound by the restrictions described in this paragraph and no filing under Section 16(a) of the Exchange Act shall be required or voluntarily made in connection therewith during the restricted period;
•	the establishment of a trading plan pursuant to Rule 10b5-l under the Exchange Act for the transfer of shares of common stock, as long as such plan does not provide for the transfer of common stock during the restricted period and no public announcement or filing under the Exchange Act shall be required or voluntarily made in connection with its establishment; or
•	in the case of restricted common stock units held by a director or officer that vest during the restricted period, the disposition of shares of such common stock to us to pay withholding tax obligations upon vesting (but only to such extent).

Additionally, the selling securityholder and our directors and executive officers have agreed that, without the prior written consent of the representative on behalf of the underwriter, they will not, during the period ending 45 days after the date of this prospectus supplement, make any demand for, or exercise any right with respect to, the registration of any shares of common stock or any security convertible into or exercisable or exchangeable for common stock.

In order to facilitate the offering of the common stock, the underwriter may engage in transactions that stabilize, maintain or otherwise affect the price of the common stock. Specifically, the underwriter may sell more shares than it is obligated to purchase under the underwriting agreement, creating a naked short position. The underwriter must close out any naked short position by purchasing shares in the open market. A naked short position is more likely to be created if the underwriter is concerned that there may be downward pressure on the price of the common stock in the open market after pricing that could adversely affect investors who purchase in the offering. As an additional means of facilitating the offering, the underwriter may bid for, and purchase, shares of common stock in the open market to stabilize the price of the common stock. These activities may raise or maintain the market price of the common stock above independent market levels or prevent or retard a decline in the market price of the common stock. The underwriter is not required to engage in these activities, and may end any of these activities at any time.

Our shares of common stock are listed on the New York Stock Exchange under the symbol “WNC.”

The underwriter has, from time to time, performed, and may in the future perform, various financial advisory and investment banking services for us, for which they received or will receive customary fees and expenses.

We, the selling securityholder and the underwriter have agreed to indemnify each other against certain liabilities, including liabilities under the Securities Act.

Selling Restrictions

European Economic Area

In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a Relevant Member State), the underwriter has represented and agreed that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the Relevant Implementation Date) it has not made and will not make an offer of shares to the public in that Relevant Member State prior to the publication of a prospectus in relation to the shares which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Directive, except that it may, with effect from and including the Relevant Implementation Date, make an offer of shares to the public in that Relevant Member State at any time:

(a) to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

(b) to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than €43,000,000 and (3) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts;

(c) to fewer than 100 natural or legal persons (other than qualified investors as defined in the Prospectus Directive) subject to obtaining the prior consent of the representatives for any such offer; or

(d) in any other circumstances which do not require the publication by the Issuer of a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purposes of this provision, the expression an “offer of shares to the public” in relation to any shares in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the shares to be offered so as to enable an investor to decide to purchase or subscribe the shares, as the same may be varied in that Relevant Member State by any measure implementing the Prospectus Directive in that Relevant Member State and the expression Prospectus Directive means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

United Kingdom

The underwriter has represented and agreed that it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000) received by them in connection with the issue or sale of the shares of common stock in circumstances in which Section 21(1) of such Act does not apply to the issuer and it has complied and will comply with all applicable provisions of such Act with respect to anything done by it in relation to any shares of common stock in, from or otherwise involving the United Kingdom.

LEGAL MATTERS

Hogan Lovells US LLP, Baltimore, Maryland will issue an opinion about certain legal matters with respect to the shares of common stock offered hereby. Certain legal matters will be passed upon for the underwriter by Davis Polk & Wardwell LLP, New York, New York.

EXPERTS

Ernst & Young LLP, independent registered public accounting firm, has audited our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2009, and the effectiveness of our internal control over financial reporting as of December 31, 2009, as set forth in their reports, which are incorporated by reference in this prospectus supplement and elsewhere in the registration statement. Our financial statements are incorporated by reference in reliance on Ernst & Young LLP’s reports, given on their authority as experts in accounting and auditing.

PROSPECTUS

$73,625,000
Common Stock
Debt Securities
Preferred Stock
Warrants

9,362,581 Shares of Common Stock Offered By the Selling Stockholder

We may offer and sell, from time to time, in one or more offerings, the securities, or any combination of the securities, that we describe in this prospectus having a total initial offering price not exceeding $73,625,000. In addition, the selling stockholder identified in this prospectus or any of its pledges, donees, transferees or other successors-in-interest may offer and sell, from time to time, up to 9,362,581 shares of our common stock under this prospectus, which shares are issuable upon the exercise of a warrant currently held by the selling stockholder. We will not receive any proceeds from the sale of common stock by the selling stockholder, but we will incur expenses in connection with the sale of those shares. We and the selling stockholder may offer securities at the same time or in separate transactions.

This prospectus describes some of the general terms that may apply to the securities we may offer and sell and the general manner in which they may be offered. Each time we offer securities, we will provide one or more supplements to this prospectus that contains specific information about the offering and the terms of any securities being sold. Before investing, you should carefully read this prospectus and any related prospectus supplement. The prospectus supplements may also add, update or change information contained in this prospectus.

The shares of common to be offered and sold by the selling stockholder or any of its pledgees, donees, transferees or other successors-in-interest are being registered to permit the offer and sale of these shares from time to time, in amounts, at prices and on terms determined at the time of offering. The shares of common stock to be offered and sold by the selling stockholder may be sold through ordinary brokerage transactions, directly to market makers of our shares or through any other means described in the section of this prospectus entitled “Plan of Distribution” beginning on page 25, or by any applicable prospectus supplement.

Except in the case of offers and sales by the selling stockholder or any of its pledges, donees, transferees or other successors-in-interest in circumstances described under “Plan of Distribution,” this prospectus may not be used to offer or sell securities unless accompanied by a prospectus supplement.

Our common stock is traded on the New York Stock Exchange under the symbol “WNC.” On August 31, 2010, the last reported sale price of our common stock on the New York Stock Exchange was $6.13 per share.

Investing in our common stock involves risks. See “Risk Factors” on page 4.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is September 1, 2010.

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ABOUT THIS PROSPECTUS

This prospectus is a part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”) utilizing a “shelf” registration process. Under this shelf registration process, we may sell any combination of the securities described in this prospectus in one or more offerings from time to time. This prospectus provides you with a general description of the securities we may offer. Each time we sell securities under this shelf registration, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. Therefore, if there is any inconsistency between the information in this prospectus and the prospectus supplement, you should rely on the information in the prospectus supplement. You should read both this prospectus and any prospectus supplement together with the additional information described under the headings “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.”

The selling stockholder also may use the shelf registration statement to sell an aggregate of 9,362,581 shares of our common stock from time to time in the public market. We will not receive any proceeds from the sale of common stock by the selling stockholder. The selling stockholder will deliver a supplement with this prospectus, if required, to update the information contained in this prospectus. The selling stockholder may sell its shares of common stock through any means described in the section entitled “Plan of Distribution” or in an accompanying prospectus supplement. As used herein, the term “selling stockholder” includes the selling stockholder and its pledges, donees, transferees or other successors-in-interest.

We and the selling stockholder have not authorized any dealer, salesman or other person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus and any accompanying supplement to this prospectus. You must not rely upon any information or representation not contained or incorporated by reference in this prospectus or any accompanying prospectus supplement. This prospectus and any accompanying prospectus supplement do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor do this prospectus and the accompanying prospectus supplement constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. You should not assume that the information contained in this prospectus and the accompanying prospectus supplement is accurate on any date subsequent to the date set forth on the front of such document or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus and any accompanying prospectus supplement is delivered or securities are sold on a later date.

Unless the context otherwise requires or as otherwise expressly stated, references in this prospectus to the “Company,” “Wabash,” “we,” “us” and “our” and similar terms refer to Wabash National Corporation.

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PROSPECTUS SUMMARY

This summary contains a general summary of the information contained in this prospectus. It may not include all the information that is important to you. You should read the entire prospectus, the prospectus supplement delivered with the prospectus, if any, and the documents incorporated by reference before making an investment decision.

Our Company

Founded in 1985 as a start-up company, Wabash National Corporation is one of North America’s leaders in designing, manufacturing and marketing standard and customized truck trailers and related transportation equipment. We believe our position as a leader has been the result of our longstanding relationships with our core customers, our demonstrated ability to attract new customers, our broad and innovative product lines, our technological leadership and our large distribution and service network. Our management team is focused on continuing to size our manufacturing and retail operations to match the current demand environment, implementing our cost savings initiatives, strengthening our capital structure, developing innovative products, improving earnings and selective production introductions that meet the needs of our customers.

We seek to identify and produce proprietary products that offer exceptional value to customers with the potential to generate higher profit margins than those of standardized products. We believe that we have the engineering and manufacturing capability to produce these products efficiently. We introduced our proprietary composite product, DuraPlate®, in 1996. According to the most recent A.C.T. Research Company, LLC (ACT) estimates on total trailer industry shipments, composite trailers have achieved widespread industry acceptance accounting for approximately one out of every three dry van trailer shipments in 2009. Since 2002, sales of our DuraPlate® trailers represented approximately 90% of our total new dry van trailer sales. We are also a competitive producer of standardized sheet and post and refrigerated trailer products and we strive to become the low-cost producer of these products within our industry. Through our Transcraft subsidiary we also manufacture steel flatbed and dropdeck trailers. As part of our commitment to expand our customer base, diversify our revenues and extend our market leadership, Transcraft acquired in July 2008 certain operating assets of Benson International LLC, and its affiliates (Benson), a manufacturer of aluminum flatbeds, dump trailers and other truck bodies. In addition, in December 2008, the Company announced a multi-year agreement to build and service all of PODS®(1) portable storage container requirements as part of our strategy to leverage our DuraPlate® panel technology into other industry segments. We expect to continue a program of product development and selective acquisitions of quality proprietary products that further differentiate us from our competitors and increase shareholder value.

We market our transportation equipment under the Wabash®, DuraPlate®, DuraPlateHD®, FreightPro®, ArcticLite®, RoadRailer®, Transcraft®, Eagle®, Eagle II®, D-Eagle® and BensonTM trademarks directly to customers, through independent dealers and through our Company-owned retail branch network. Historically, we have focused on our longstanding core customers representing many of the largest companies in the trucking industry. Our relationships with our core customers have been central to our growth since inception. We have also actively pursued the diversification of our customer base by focusing on what we refer to as the mid-market. These carriers, which represent approximately 1,250 carriers, operate fleets of between 250 to 7,500 trailers, which we estimate in total account for approximately one million trailers.

Our 11 Company-owned full service retail branches provide additional opportunities to distribute our products and also offer nationwide services and support capabilities for our customers. In addition, we maintain four used fleet sales centers to focus on selling both large and small fleet trade packages to the wholesale market. Our retail branch network’s sale of new and used trailers, aftermarket parts and service generally provides enhanced margin opportunities. We also utilize a network of 25 independent dealers with approximately 60 locations throughout North America to distribute our van trailers. In addition, we distribute our flatbed and dropdeck trailers through a network of 94 independent dealers with approximately 150 locations throughout North America.

(1)	PODS® is a registered trademark of PODS, Inc. and Pods Enterprises, Inc.

Wabash was incorporated in Delaware in 1991 and is the successor by merger to a Maryland corporation organized in 1985. We operate in two reportable business segments: (1) manufacturing and (2) retail and distribution. Financial results by segment, including information about revenues from customers, measures of profit and loss, total assets, and financial information regarding geographic areas and export sales are discussed our consolidated financial statements that are incorporated by reference herein.

The address of our principal executive office is 1000 Sagamore Parkway South, Lafayette, Indiana 47905 and our telephone number is (765) 771-5300. Our internet website is www.wabashnational.com. We make our electronic filings with the Securities Exchange Commission (the “SEC”), including our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and amendments to these reports available on our website free of charge as soon as practicable after we file or furnish them with the SEC. Information on our website is not a part of, or incorporated by reference into, this prospectus.

The Offering

Securities offered by us
We may offer and sell any of these securities from time to time:

• shares of our common stock (including the associated preferred stock purchase rights) our debt securities
• shares of our preferred stock
• warrants to purchase shares of our common stock, debt securities or preferred stock; or
• any combination of our common stock, debt securities, preferred stock or warrants.
Common stock offered by the selling stockholder
9,362,581 shares.
Selling stockholder
Trailer Investments, LLC, or its donees, pledgees, transferees or other successors-in-interests. See “Selling Stockholder” on page 23 for more information on the selling stockholder.
Use of proceeds
Any accompanying prospectus supplement will set forth our intended use of the net proceeds from the sale of our securities offered by us, which could include, among other uses, repayment of all or a portion of our outstanding indebtedness or general corporate purposes.We will not receive any proceeds from the sale of shares of common stock by the selling stockholder.
Common Stock
We or the selling stockholder may offer shares of our common stock. See “Description of Common Stock” on page 8.
Debt Securities
Our debt securities may be senior or subordinated in right of payment and may be convertible into our common stock, preferred stock, debt securities or other securities or property. For any particular debt securities we offer, the applicable prospectus supplement will describe the specific designation, the aggregate principal or face amount and the purchase price; the ranking, whether senior or subordinated; the stated maturity; the redemption terms, if any; the conversion terms, if any; the rate or manner of calculating the rate and the payment dates for interest, if any; the amount or manner of calculating the amount payable at maturity and whether that amount may be paid by delivering cash, securities or other property; and any other specific terms. We will issue the senior and subordinated debt securities under separate indentures between us and a trustee we will identify in an applicable prospectus supplement.
Preferred Stock
We may offer our preferred stock in one or more series. For any particular series we offer, the applicable prospectus supplement will describe the specific designation; the aggregate number of shares offered; the rate and periods, or manner of calculating the rate and periods, for dividends, if any; the stated value and liquidation preference amount, if any; the voting rights, if any; the terms on which the series will be convertible into or exchangeable for other securities or property, if any; the redemption terms, if any; and any other specific terms.
Warrants
We may offer warrants to purchase our common stock, debt securities and preferred stock. For any particular warrants we offer, the applicable prospectus supplement will describe the underlying security; expiration date; the exercise price or the manner of determining the exercise price; the amount and kind, or the manner of determining the amount and kind, of any security to be delivered by us upon exercise; and any other specific terms. We may issue the warrants under warrant agreements between us and one or more warrant agents.
Plan of Distribution
The selling stockholder may offer and sell the common stock from time to time through ordinary brokerage transactions, directly to market makers of our shares or through any other means described in the section entitled “Plan of Distribution” beginning on page 25 or otherwise as described in any accompanying prospectus supplement. Any offering by us of securities will be made through a plan of distribution described in an accompanying prospectus supplement.
Listing
If any securities other than our common stock are to be listed or quoted on a securities exchange or quotation system, the applicable prospectus supplement will say so.
New York Stock Exchange symbol for Common Stock
“WNC”
Risk Factors
See “Risk Factors” and the other information contained in this prospectus and to which we refer you for a discussion of factors you should consider carefully before deciding to invest in our securities.

RISK FACTORS

Investing in our securities involves a high degree of risk. You should carefully consider and evaluate all of the information contained in this prospectus, any accompanying prospectus supplement, and in the documents we incorporate by reference in this prospectus before you decide to purchase our securities. In particular, you should carefully consider and evaluate the risks and uncertainties described in “Part I —  Item 1A. Risk Factors” of our most recent Form 10-K, as updated by the additional risks and uncertainties set forth in other filings we make with the SEC or any accompanying prospectus supplement, which information is incorporated in this prospectus by reference. Any of the risks and uncertainties set forth therein could materially and adversely affect our business, results of operations and financial condition, which in turn could materially and adversely affect the trading price or value of our securities. As a result, you could lose all or part of your investment.

WHERE YOU CAN FIND MORE INFORMATION

We are currently subject to the reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and in accordance therewith file periodic reports, proxy statements and other information with the Securities and Exchange Commission. You may read and copy (at prescribed rates) any such reports, proxy statements and other information at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference room. Our SEC filings will also be available to you on the SEC’s website at http://www.sec.gov and in the Investors section of our website at http://www.wabashnational.com. Our website and the information contained on that site, or connected to that site, are not incorporated into and are not a part of this prospectus.

We have filed with the SEC a registration statement on Form S-3 with respect to the securities offered hereby. This prospectus does not contain all the information set forth in the registration statement, parts of which are omitted in accordance with the rules and regulations of the SEC. For further information with respect to us and the securities offered hereby, reference is made to the registration statement.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

We incorporate information into this prospectus by reference, which means that we disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, except to the extent superseded by information contained in this prospectus. This prospectus incorporates by reference the documents set forth below, the file number for each of which is 001-10883, that have been previously filed with the SEC:

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2009, filed with the SEC on March 26, 2010;
•	our Proxy Statement for our 2010 Annual Meeting of Stockholders, filed with the SEC on April 14, 2010;
•	our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2010, filed with the SEC on May 4, 2010, and our Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2010, filed with the SEC on August 3, 2010;
•	our Current Reports on Form 8-K filed with the SEC on February 8, 2010, February 22, 2010, May 21, 2010, May 26, 2010, June 3, 2010 and Item 5.07 of our Current Report on Form 8-K filed with the SEC on May 19, 2010;
•	the description of our common stock, par value $0.01 per share, contained in our Registration Statement on Form 8-A, filed pursuant to Section 12 of the Exchange Act on October 4, 1991 (Registration No. 001-10883), including any amendments or reports filed to update such information; and the description of our stockholder rights plan contained in the Registration Statement on Form 8-A, filed pursuant to Section 12 of the Exchange Act on December 28, 2005 (Registration No. 001-10883), including any amendments or reports filed to update such information.

In addition, all documents that we file with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of the initial registration statement of which this prospectus is a part and prior to the effectiveness of the registration statement as well as all such documents that we file with the SEC after the date of this prospectus and before the termination of the offering of our securities shall be deemed incorporated by reference into this prospectus and to be a part of this prospectus from the respective dates of filing such documents. Unless specifically stated to the contrary, none of the information that we disclose under Items 2.02 or 7.01 of any Current Report on Form 8-K that we may from time to time furnish to the SEC will be incorporated by reference into, or otherwise included in, this prospectus.

Any statement contained in a document incorporated by reference in this prospectus shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or in any other subsequently filed document that also is or is deemed to be incorporated by reference in this prospectus modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

You may obtain copies of any of these filings by contacting us at the address and telephone number indicated below or by contacting the SEC as described above under the section entitled “Where You Can Find More Information.” Documents incorporated by reference are available from us without charge, excluding all exhibits unless an exhibit has been specifically incorporated by reference into this prospectus, by requesting them in writing or by telephone at:

Wabash National Corporation
Attention: Corporate Secretary
P.O. Box 6129
Lafayette, Indiana 47903
(765) 771-5300

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains or incorporates by reference “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. Forward-looking statements may include the words “may,” “will,” “estimate,” “intend,” “continue,” “believe,” “expect,” “plan” or “anticipate” and other similar words. Our “forwarding-looking statements” include, but are not limited to, statements regarding:

•	our business plan;
•	our expected revenues, income or loss and capital expenditures;
•	plans for future operations;
•	financing needs, plans and liquidity, including for working capital and capital expenditures;
•	our ability to achieve sustained profitability;
•	reliance on certain customers and corporate relationships;
•	availability and pricing of raw materials;
•	availability of capital and financing;
•	dependence on industry trends;
•	the outcome of any pending litigation;
•	export sales and new markets;
•	engineering and manufacturing capabilities and capacity;
•	acceptance of new technology and products;
•	government regulation; and
•	assumptions relating to the foregoing.

Our future financial condition and results of operations, as well as any forward-looking statements, are subject to change and are subject to inherent risks and uncertainties, such as those disclosed in this prospectus. Important risks and factors that could cause our actual results to be materially different from our expectations include the factors that are disclosed in “Part I — Item 1A. Risk Factors” of our most recent Annual Report on Form 10-K. You should read these factors and the other cautionary statements made in this prospectus as being applicable to all related forward-looking statements wherever they appear in this prospectus. Each forward-looking statement contained in this prospectus reflects management’s view only as of the date on which that forward-looking statement was made. We are not obligated to update forward-looking statements or publicly release the result of any revisions to them to reflect events or circumstances after the date of this prospectus or to reflect the occurrence of unanticipated events.

USE OF PROCEEDS

Any accompanying prospectus supplement will set forth our intended use of the net proceeds from the sale of our securities offered by us, which could include, among other uses, repayment of all or a portion of our outstanding indebtedness or general corporate purposes.

We will not receive any proceeds from the sale of shares of common stock by the selling stockholder.

RATIO OF EARNINGS TO FIXED CHARGES

	Six-Month Ended June 30, 2010		Year Ended December, 31
		2009	2008	2007	2006	2005
Ratio of Earnings to Fixed Charges	—	—	—	5.29	3.36	12.52
Deficiency	(142,569)	(100,387)	(104,105)	—	—	—

For the years ended December 31, 2009 and 2008 and for the six-month period ending June 30, 2010, earnings are inadequate to cover fixed charges and the dollar amount of the coverage deficiency is disclosed in the above table, in thousands.

For purposes of calculating the ratio of earnings to fixed charges, earnings are defined as pre-tax income (loss), plus fixed charges less preferred stock dividends. Fixed charges include interest expense (including amortization of deferred financing costs), preferred stock dividends and interest on capital lease obligations.

This information should be read in conjunction with our consolidated financial statements and the accompanying notes incorporated by reference in this prospectus.

DESCRIPTION OF OUR COMMON STOCK

The following description of our common stock and provisions of our certificate of incorporation and amended and restated bylaws, as amended, are summaries and are qualified by reference to our certificate of incorporation and our amended and restated bylaws, as amended, that are filed as exhibits to the registration statement that includes this prospectus. The General Corporation Law of the State of Delaware (the “DGCL”) may also affect the terms of our common stock.

General

We are authorized to issue up to 200,000,000 shares of common stock, par value $0.01 per share, and up to 25,000,000 shares of preferred stock, par value $0.01 per share. As of July 28, 2010, (i) there were 58,946,261 shares of our common stock outstanding, (ii) no shares of preferred stock outstanding and (iii) there was a warrant outstanding that is exercisable at $0.01 per share for 9,362,581 newly issued shares of our common stock, subject to upward adjustment (the “Warrant”). The Warrant was issued together with shares of preferred stock (the “Series E-G Preferred Stock”) for an aggregate purchase price of $35,000,000 to Trailer Investments, LLC in August 2009 (the “Transaction”). On May 28, 2010, we redeemed the Series E-G Preferred Stock for approximately $47.8 million.

Voting Rights

Holders of our common stock are entitled to attend all annual and special meetings of our stockholders and to vote upon any matter, including, without limitation, the election of directors. Holders of our common stock are entitled to one vote for each share held on all matters submitted to a vote of stockholders and do not have cumulative voting rights. Accordingly, holders of a majority of the shares of our common stock entitled to vote in any election of directors may elect all of the directors standing for election. However, for so long as Trailer Investments and its affiliates, including investors in the funds controlled by Lincolnshire Management, Inc. (collectively with Trailer Investments, the “Trailer Investors”), beneficially own at least 10% of our outstanding common stock, they maintain the right to designate five persons for election to our board of directors.

Liquidation Rights

Upon our liquidation, dissolution or winding up, the holders of our common stock are entitled to receive their ratable portion of our assets legally available for distribution after the payment of all debts and other liabilities and subject to the rights of any outstanding preferred stock, if any. If we undergo a change of control (which includes, among other things, more than 50% of our outstanding common stock or voting power becoming owned by any person other than Trailer Investments and its affiliates, and Trailer Investments or its affiliates acquiring all of our outstanding common stock) as defined in the certificates of designation for the Series E-G Preferred Stock that occurs within twelve months of May 28, 2010, which was the date the Series E-G Preferred Stock was redeemed, Trailer Investments will be entitled to receive an aggregate payment equal to $74,576,877, which is equivalent to the difference between what was received by Trailer Investments when the Series E-G Preferred Stock was redeemed and what it would have been entitled to receive on that date if a change of control had occurred on that date.

Other Rights and Restrictions

Holders of our common stock have no preemptive, subscription, redemption or conversion rights. The rights, preferences and privileges of holders of our common stock are subject to, and may be adversely affected by, the rights of the holders of any series of preferred stock that we may designate and issue in the future. Our certificate of incorporation and amended and restated bylaws, as amended, do not restrict the ability of a holder of common stock to transfer his or her shares of common stock.

Anti-Takeover Provisions

Organizational Documents.  Our certificate of incorporation and our amended and restated bylaws, as amended, provide that any action required or permitted to be taken by our stockholders at an annual or special meeting of stockholders may only be taken if it is properly brought before the meeting or taken by written action in lieu of a meeting by persons who would be entitled to vote at a meeting and who hold shares having voting power equal to not less than the minimum number of votes that would be necessary to authorize or take action at a meeting at which all shares entitled to vote were present and void. Our amended and restated bylaws, as amended, further provide that special meetings of stockholders may only be called by our President, board of directors, or chairperson of the board of directors. In addition, our amended and restated bylaws establish an advance notice procedure for stockholder proposals and director nominations to be brought before an annual meeting of stockholders. Stockholders at an annual meeting may only consider proposals or nominations specified in the notice of meeting or brought before the meeting by or at the direction of the board of directors or by a stockholder of record on the record date for the meeting who is entitled to vote at the meeting and who has delivered timely written notice in proper form to our secretary of the stockholder’s intention to bring such business before the meeting. These provisions could have the effect of delaying until the next stockholders’ meeting actions that are favored by the holders of a majority of our outstanding voting securities.

Stockholders’ Rights Plan.  We have a Stockholders’ Rights Plan (the “Rights Plan”) that is designed to deter coercive or unfair takeover tactics in the event of an unsolicited takeover attempt. It is not intended to prevent a takeover on terms that are favorable and fair to all stockholders and will not interfere with a merger approved by our board of directors. Each right entitles stockholders to buy one one-thousandth of a share of Series D Junior Participating Preferred Stock at an exercise price of $120. The rights will be exercisable only if a person or a group acquires or announces a tender or exchange offer to acquire 20% or more of our common stock or if we enter into other business combination transactions not approved by our board of directors. Trailer Investments is exempted from the application of the Rights Plan to the acquisition of our shares by them. In the event the rights become exercisable, the Rights Plan allows for our stockholders to acquire our stock or the stock of the surviving corporation, whether or not we are the surviving corporation, having a value twice that of the exercise price of the rights. These rights pursuant to the Rights Plan will expire December 28, 2015 or are redeemable for $0.01 per right by our board under certain circumstances.

Dividends

Holders of our common stock are entitled to receive proportionately any dividends as may be declared by our board of directors on our common stock, subject to any preferential dividend rights of outstanding preferred stock, and subject to any applicable contractual restrictions and limitations, including as a result of our current amended and restated credit facility.

Listing

Our common stock is listed on the New York Stock Exchange under the symbol “WNC.”

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is The Bank of New York Mellon Corporation.

DESCRIPTION OF DEBT SECURITIES

General

We may issue any combination of senior or subordinated debt securities, which will be direct, general obligations of Wabash National Corporation that may be secured or unsecured. We may issue the senior debt securities and the subordinated debt securities under separate indentures between us, as issuer, and The Bank of New York Mellon Trust Company, N.A., as trustee. Further information regarding the trustee is provided below and may be provided in the prospectus supplement.

Within the total dollar amount of this shelf registration statement, we may issue an unlimited principal amount of debt securities in separate series. We may specify a maximum aggregate principal amount for the debt securities of any series. The debt securities will have terms that are consistent with their respective indentures. Senior debt securities will be unsecured and unsubordinated obligations and will rank equal with all our other unsecured and unsubordinated debt. Subordinated debt securities will be paid only if all payments due under our senior indebtedness, including any outstanding senior debt securities, have been made.

The indentures might not limit the amount of other debt that we may incur and might not contain financial or similar restrictive covenants. The indentures might not contain any provision to protect holders of debt securities against a sudden or dramatic decline in our ability to pay our debt.

The prospectus supplement will describe the particular terms of any debt securities we may offer and may supplement the terms summarized below. The following summaries of the debt securities are not complete. We urge you to read the indentures that will be filed as exhibits to an amendment to the registration statement that includes this prospectus and the description of the additional terms of the debt securities included in the prospectus supplement. See “Where You Can Find More Information” above for information on how to obtain copies of them. When we refer to the indenture or the trustee with respect to any debt securities, we mean the indenture under which those debt securities are issued and the trustee under that indenture. We may supplement any indenture from time to time after we execute it.

When we refer to “debt securities” in this prospectus, we mean both the senior debt securities and the subordinated debt securities.

Series of Debt Securities

We may issue multiple debt securities or series of debt securities under either indenture. This section summarizes terms of the securities that apply generally to all debt securities and series of debt securities. The provisions of each indenture allow us not only to issue debt securities with terms different from those of debt securities previously issued under that indenture, but also to “reopen” a previously issued series of debt securities and issue additional debt securities of that series. We will describe most of the financial and other specific terms of a particular series, whether it be a series of the senior debt securities or subordinated debt securities, in the prospectus supplement for that series. Those terms may vary from the terms described here.

Amounts of Issuances

The indentures might not limit the amount of debt securities that may be issued under them. We may issue the debt securities from time to time in one or more series. We are not required to issue all of the debt securities of one series at the same time and, unless otherwise provided in the applicable indenture or prospectus supplement, we may reopen a series and issue additional debt securities of that series without the consent of the holders of the outstanding debt securities of that series.

Principal Amount, Stated Maturity and Maturity

Unless otherwise stated, the principal amount of a debt security means the principal amount payable at its stated maturity, unless that amount is not determinable, in which case the principal amount of a debt security is its face amount.

The term “stated maturity” with respect to any debt security means the day on which the principal amount of the debt security is scheduled to become due. The principal may become due sooner, by reason of redemption or acceleration after a default or otherwise in accordance with the terms of the indenture and debt security. The day on which the principal actually becomes due, whether at the stated maturity or earlier, is called the “maturity” of the principal.

We also use the terms “stated maturity” and “maturity” to refer to the days when other payments become due. For example, we may refer to a regular interest payment date when an installment of interest is scheduled to become due as the “stated maturity” of that installment. When we refer to the “stated maturity” or the “maturity” of a debt security without specifying a particular payment, we mean the stated maturity or maturity, as the case may be, of the principal.

Specific Terms of Debt Securities

The applicable prospectus supplement will describe the specific terms of the debt securities and the price or prices at which we will offer the debt securities. The specific terms will include some or all of the following:

•	the title of the series and whether it is a senior debt security or a subordinated debt security;
•	any limit on the total principal amount of the debt securities of the same series;
•	the stated maturity;
•	the currency or currencies for principal and interest, if not U.S. dollars;
•	the price at which we originally issue the debt security, expressed as a percentage of the principal amount, and the original issue date;
•	whether the debt security is a fixed rate debt security, a floating rate debt security or an indexed debt security;
•	if the debt security is a fixed rate debt security, the yearly rate at which the debt security will bear interest, if any, and the interest payment dates;
•	if the debt security is a floating rate debt security, the interest rate basis; any applicable index currency or index maturity, spread or spread multiplier or initial base rate, maximum rate or minimum rate; the interest reset, determination, calculation and payment dates; the day count convention used to calculate interest payments for any period; the business day convention; and the calculation agent;
•	if the debt security is an indexed debt security, the principal amount, if any, we will pay at maturity, interest payment dates, the amount of interest, if any, we will pay on an interest payment date or the formula we will use to calculate these amounts, if any, and the terms on which the debt security will be exchangeable for or payable in cash, securities or other property;
•	if the debt security may be converted into or exercised or exchanged for common or preferred stock or other securities of the Company or debt or equity securities of one or more third parties, the terms on which conversion, exercise or exchange may occur, including whether conversion, exercise or exchange is mandatory, at the option of the holder or at our option, the period during which conversion, exercise or exchange may occur, the initial conversion, exercise or exchange price or rate and the circumstances or manner in which the amount of common or preferred stock or other securities issuable upon conversion, exercise or exchange may be adjusted;
•	if the debt security is also an original issue discount debt security, the yield to maturity;
•	if applicable, the circumstances under which the debt security may be redeemed at our option or repaid at the holder’s option before the stated maturity, including any redemption commencement date, repayment date(s), redemption price(s) and redemption period(s);
•	the authorized denominations, if other than $1,000 and integral multiples of $1,000;
•	the depositary for the debt security, if other than The Depository Trust Company (“DTC”), and any circumstances under which the holder may request securities in non-global form, if we choose not to issue the debt security in book-entry form only;

•	if applicable, the circumstances under which we will pay additional amounts on any debt securities held by a person who is not a United States person for tax purposes and under which we can redeem the debt securities if we have to pay additional amounts;
•	whether the debt security will be guaranteed by any guarantors and, if so, the identity of the guarantors and, to the extent the terms thereof differ from those described in this prospectus, a description of the terms of the guarantees;
•	the assets, if any that will be pledged as security for the payment of the debt security;
•	the names and duties of any co-trustees, depositaries, authenticating agents, paying agents, transfer agents or registrars for the debt security, as applicable; and
•	any other terms of the debt security and any guarantees of the debt security, which could be different from those described in this prospectus.

We may sell the debt securities at a substantial discount below their stated principal amount. We will describe U.S. federal income tax considerations, if any, applicable to debt securities sold at an original issue discount in the prospectus supplement. An “original issue discount security” is any debt security sold for less than its face value, and which provides that the holder cannot receive the full face value if maturity is accelerated. The prospectus supplement relating to any original issue discount securities will describe the particular provisions relating to acceleration of the maturity upon the occurrence of an event of default. In addition, we will describe U.S. federal income tax or other considerations applicable to any debt securities that are denominated in a currency or unit other than U.S. dollars in the prospectus supplement.

Form of Debt Securities

We will issue each debt security only in registered form, without coupons, unless we specify otherwise in the applicable prospectus supplement. In addition, we will issue each debt security in global — i.e.,book-entry — form only, unless we specify otherwise in the applicable prospectus supplement. Debt securities in book-entry form will be represented by a global security registered in the name of a depositary, which will be the holder of all the debt securities represented by the global security. Those who own beneficial interests in a global debt security will do so through participants in the depositary’s securities clearance system, and the rights of these indirect owners will be governed solely by the applicable procedures of the depositary and its participants. References to “holders” in this section mean those who own debt securities registered in their own names, on the books that we or the registrar maintain for this purpose, and not those who own beneficial interests in debt securities registered in street name or in debt securities issued in book-entry form through one or more depositaries.

Redemption or Repayment

If there are any provisions regarding redemption or repayment applicable to a debt security, we will describe them in a prospectus supplement.

We or our affiliates may purchase debt securities from investors who are willing to sell from time to time, either in the open market at prevailing prices or in private transactions at negotiated prices. Debt securities that we or they purchase may, at our discretion, be held, resold or canceled.

Conversion and Exchange Rights

We will set forth in the prospectus supplement the terms on which a series of debt securities may be convertible into or exchangeable for our common stock or other securities, including the conversion or exchange rate, as applicable, or how it will be calculated, and the applicable conversion or exchange period. We will include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at our option. We may include provisions pursuant to which the number of our securities that the holders of the series of debt securities receive upon conversion or exchange would, under the circumstances described in those provisions, be subject to adjustment, or pursuant to which those holders would, under those circumstances, receive other property upon conversion or exchange, for example in the event of our merger or consolidation with another entity.

Mergers and Similar Transactions

We might be permitted under any indenture for the relevant series to merge or consolidate with another corporation or other entity. We might be permitted under the indenture for the relevant series to sell all or substantially all of our assets to another corporation or other entity. With regard to any series of debt securities, however, we may not be able to take any of these actions unless all the following conditions, among other things, are met:

•	If the successor entity in the transaction is not the Company, the successor entity must expressly assume our obligations under the debt securities of that series and the indenture with respect to that series. The successor entity may be organized and existing under the laws of the United States, any State thereof or the District of Columbia.
•	Immediately after the transaction, no default under the debt securities of that series has occurred and is continuing. For this purpose, “default under the debt securities of that series” means an event of default with respect to that series or any event that would be an event of default with respect to that series if the requirements for giving us default notice and for our default having to continue for a specific period of time were disregarded. We describe these matters below under “— Default, Remedies and Waiver of Default.”
•	If the debt securities are convertible into our other securities, the person with whom we merge or consolidate or to whom we sell all or substantially all of our assets must make provisions for the conversion of the debt securities into securities that the holders of the debt securities would have received if they had converted the debt securities before the merger, consolidation or sale.

If the conditions described above are satisfied with respect to the debt securities of any series, we may not need to obtain the approval of the holders of those debt securities in order to merge or consolidate or to sell our assets. Also, these conditions may apply only if we wish to merge or consolidate with another entity or sell all or substantially all of our assets to another entity. We may not need to satisfy these conditions if we enter into other types of transactions, including any transaction in which we acquire the stock or assets of another entity, any transaction that involves a change of control of the Company but in which we do not merge or consolidate and any transaction in which we sell less than substantially all our assets.

If we sell all or substantially all of our assets, we will be released from all our liabilities and obligations under the debt securities of any series and the indenture with respect to that series.

Subordination Provisions

Holders of subordinated debt securities should recognize that contractual provisions in the subordinated debt indenture may prohibit us from making payments on those securities. Subordinated debt securities are subordinate and junior in right of payment, to the extent and in the manner stated in the subordinated debt indenture, to all of our senior debt, including all debt securities we have issued and will issue under a senior debt indenture.

We may modify the subordination provisions, including the definition of senior debt, with respect to one or more series of subordinated debt securities. Such modifications will be set forth in the applicable prospectus supplement.

If the trustee under a subordinated debt indenture or any holders of subordinated debt securities receive any payment or distribution that is prohibited under the subordination provisions, then the trustee or the holders will have to repay that money to the holders of the senior debt.

If we distribute our assets to creditors upon any dissolution, winding-up, liquidation or reorganization or in bankruptcy, insolvency, receivership or similar proceedings, we must first pay all amounts due or to become due on all senior indebtedness before we pay the principal of, or any premium or interest on, the subordinated debt securities. In the event the subordinated debt securities are accelerated because of an event of default, we may not make any payment on the subordinated debt securities until we have paid all senior indebtedness or the acceleration is rescinded.

Even if the subordination provisions prevent us from making any payment when due on the subordinated debt securities of any series, we will be in default on our obligations under that series if we do not make the payment when due. This means that the trustee under a subordinated debt indenture and the holders of that series can take action against us, but they will not receive any money until the claims of the holders of senior debt have been fully satisfied.

The subordinated debt indenture may allow the holders of senior debt to obtain a court order requiring us and any holder of subordinated debt securities to comply with the subordination provisions.

Defeasance, Covenant Defeasance and Satisfaction and Discharge

When we use the term defeasance, we mean discharge from some or all of our obligations under the indenture. To the extent stated in the applicable prospectus supplement, if we deposit with the trustee funds or government securities, or if so provided in the applicable prospectus supplement, obligations other than government securities, sufficient to make payments on any series of debt securities on the dates those payments are due and payable and other specified conditions are satisfied, then, at our option, either of the following will occur:

•	we will be discharged from our obligations with respect to the debt securities of such series (“legal defeasance”); or
•	we will be discharged from any covenants we make in the applicable indenture for the benefit of such series and the related events of default will no longer apply to us (“covenant defeasance”).

We may exercise our legal defeasance option even if we have previously exercised our covenant defeasance option. If we exercise either defeasance option, payment of the notes may not be accelerated because of the occurrence of events of default.

If we defease any series of debt securities, the holders of such securities will not be entitled to the benefits of the indenture, except for our obligations to register the transfer or exchange of such securities, replace stolen, lost or mutilated securities or maintain registrars and paying agencies and hold moneys for payment in trust. In case of covenant defeasance, our obligation to pay principal, premium and interest on the applicable series of debt securities will also survive.

Default, Remedies and Waiver of Default

Unless otherwise specified in the applicable prospectus supplement, when we refer to an event of default with respect to any series of debt securities, we mean any of the following:

•	we do not pay the principal or any premium on any debt security of that series when due at its stated maturity, upon optional redemption, upon required purchase, upon declaration of acceleration or otherwise;
•	we do not pay interest on any debt security of that series for more than a specified number of days after the due date;
•	we or any subsidiary guarantor remain in breach of our covenants regarding mergers or sales of substantially all of our assets or any other covenant we make in the indenture for the benefit of the relevant series, for a specified period of days after we receive a notice of default stating that we are in breach and requiring us to remedy the breach within a specified time after receipt of such notice. The notice must be sent by the trustee or the holders of a specified percentage in principal amount of the relevant series of debt securities;
•	we file for bankruptcy or other events of bankruptcy, insolvency or reorganization relating to the Company occur; or
•	if the applicable prospectus supplement states that any additional event of default applies to the series, that event of default occurs.

We may change, eliminate, or add to the events of default with respect to any particular series or any particular debt security or debt securities within a series, as indicated in the applicable prospectus supplement.

If you are the holder of a subordinated debt security, all the remedies available upon the occurrence of an event of default under a subordinated debt indenture will be subject to the restrictions on the subordinated debt securities.

Except as otherwise specified in the applicable prospectus supplement, if an event of default has occurred with respect to any series of debt securities and has not been cured or waived, the trustee or the holders of a specified percentage in principal amount of all debt securities of that series then outstanding may declare the entire principal amount of the debt securities of that series to be due immediately. Except as otherwise specified in the applicable prospectus supplement, if the event of default occurs because of events in bankruptcy, insolvency or reorganization relating to the Company, the entire principal amount of the debt securities of that series will be automatically accelerated, without any action by the trustee or any holder.

Each of the situations described in the paragraph immediately above is called an acceleration of the stated maturity of the affected series of debt securities. Except as otherwise specified in the applicable prospectus supplement, if the stated maturity of any series is accelerated and a judgment for payment has not yet been obtained, the holders of a specified percentage in principal amount of the debt securities of that series may cancel the acceleration for the entire series.

If an event of default occurs (which shall not have been cured or waived), the trustee will have special duties. In that situation, the trustee will be obligated to use those of its rights and powers under the relevant indenture, and to use the same degree of care and skill in doing so, that a prudent person would use in that situation in conducting his or her own affairs.

Except as described in the prior paragraph, the trustee is not required to take any action under the relevant indenture at the request of any holders unless the holders offer the trustee protection satisfactory to it from loss, liability or expense. These majority holders may also direct the trustee in performing any other action under the relevant indenture with respect to the debt securities of that series.

Before a holder may take steps to enforce its rights or protect its interests relating to any debt security, all of the following must occur:

•	the holder must give the trustee written notice that an event of default has occurred with respect to the debt securities of the series, and the event of default must not have been cured or waived;
•	the holders of a specified percentage in principal amount of all debt securities of the series must request that the trustee take action because of the default, and they or other holders must offer to the trustee indemnity reasonably satisfactory to the trustee against the cost and other liabilities of taking that action;
•	the trustee must not have taken action for a specified number of days after the above steps have been taken; and
•	during those specified number of days, the holders of a majority in principal amount of the debt securities of the series must not have given the trustee directions that are inconsistent with such request.

Book-entry and other indirect owners should consult their banks or brokers for information on how to give notice or direction to or make a request of the trustee and how to declare or cancel an acceleration of the maturity.

Waiver of Default

The holders of a specified percentage in principal amount of the debt securities of any series may by notice to the trustee waive an existing default and its consequences for all debt securities of that series except (i) a default in the payment of the principal of or interest on a debt security, (ii) a default arising from the failure to redeem or purchase any debt security when required pursuant to the indenture or (iii) a default in respect of a provision that under the indenture cannot be amended without the consent of each securityholder affected. If this happens, the default is deemed cured, but no such waiver shall extend to any subsequent or other default or impair any consequent right.

Annual Information about Defaults to the Trustee

We will furnish each trustee within a specified number of days after the end of each fiscal year a certificate indicating whether the signers thereof know of any default that occurred in the previous year.

Modifications and Waivers

Changes Requiring Each Holder’s Approval

We, along with the subsidiary guarantors, if any, and the trustee, may amend the indentures or the debt securities with the written consent of the holders of a specified percentage in principal amount of the debt securities then outstanding. However, without the consent of each securityholder affected thereby, an amendment or waiver may not:

•	reduce the amount of debt securities whose holders must consent to an amendment;
•	reduce the rate of or extend the time for payment of the interest on any debt security;
•	reduce the principal of or change the stated maturity on any debt security;
•	reduce the amount payable upon redemption of any debt security or change the time at which any debt security may be redeemed as described in the applicable indenture;
•	permit redemption of a debt security if not previously permitted;
•	change the currency of any payment on a debt security;
•	impair the right of any holder of a debt security to receive payment of principal of and interest on such holder’s debt security on or after the due dates thereof or to institute suit for the enforcement of any payment on or with respect to such holder’s debt security;
•	change the amendment provisions which require each holder’s consent or in the waiver provisions;
•	change the ranking or priority of any debt security that would adversely affect the securityholders; or
•	change or release other than in accordance with the indenture, any subsidiary guaranty that would adversely affect the securityholders.

Changes Not Requiring Approval

We, along with the subsidiary guarantors, if any, and the trustee, may amend the indentures or the debt securities without notice to or consent of any securityholder:

•	to cure any ambiguity, omission, defect or inconsistency;
•	to provide for the assumption by a successor corporation of the obligations of the Company, or any subsidiary guarantor under the indenture;
•	to provide for uncertificated debt securities in addition to or in place of certificated debt securities;
•	to add guarantees with respect to the debt securities, including any subsidiary guaranties, or to secure the debt securities;
•	to add to the covenants of the Company or a subsidiary guarantor, if any, for the benefit of the holders of the debt securities or to surrender any right or power conferred upon the Company or a subsidiary guarantor;
•	to make any change that does not materially adversely affect the rights of any holder of the debt securities;
•	to comply with any requirement of the SEC in connection with the qualification of the indenture under the Trust Indenture Act; or

•	to make any amendment to the provisions of the indenture relating to the transfer and legending of debt securities; provided, however, that (a) compliance with the indenture as so amended would not result in debt securities being transferred in violation of the Securities Act or any other applicable securities law and (b) such amendment does not materially and adversely affect the rights of holders to transfer debt securities.

Modification of Subordination Provisions

We may not amend the indenture related to subordinated debt securities to adversely affect the interests of any holder of senior debt then outstanding in any material respect without the written consent of each holder of senior debt then outstanding who would be adversely affected (or the group or representative thereof authorized or required to consent thereto pursuant to the instrument creating or evidencing, or pursuant to which there is outstanding, such senior debt). In addition, we may not modify the subordination provisions of the indenture related to subordinated debt securities in a manner that would adversely affect the subordinated debt securities of any one or more series then outstanding in any material respect, without the consent of the holders of a majority in aggregate principal amount of all affected series then outstanding, voting together as one class (and also of any affected series that by its terms is entitled to vote separately as a series, as described below).

Book-entry and other indirect owners should consult their banks or brokers for information on how approval may be granted or denied if we seek to change an indenture or any debt securities or request a waiver.

Changes Requiring Majority Approval

Any other change to a particular indenture and the debt securities issued under that indenture would require the following approval:

•	If the change affects only particular debt securities within a series issued under the applicable indenture, it must be approved by the holders of a majority in principal amount of such particular debt securities; or
•	If the change affects debt securities of more than one series issued under the applicable indenture, it must be approved by the holders of a majority in principal amount of all debt securities of all such series affected by the change, with all such affected debt securities voting together as one class for this purpose and such affected debt securities of any series potentially comprising fewer than all debt securities of such series, in each case, except as may otherwise be provided pursuant to such indenture for all or any particular debt securities of any series. This means that modification of terms with respect to certain securities of a series could be effectuated without obtaining the consent of the holders of a majority in principal amount of other securities of such series that are not affected by such modification.

Special Rules for Action by Holders

Only holders of outstanding debt securities of the applicable series will be eligible to take any action under the applicable indenture, such as giving a notice of default, declaring an acceleration, approving any change or waiver or giving the trustee an instruction with respect to debt securities of that series. Also, we will count only outstanding debt securities in determining whether the various percentage requirements for taking action have been met. Any debt securities owned by us or any of our affiliates or surrendered for cancellation or for payment or redemption of which money has been set aside in trust are not deemed to be outstanding. Any required approval or waiver must be given by written consent.

In some situations, we may follow special rules in calculating the principal amount of debt securities that are to be treated as outstanding for the purposes described above. This may happen, for example, if the principal amount is payable in a non-U.S. dollar currency, increases over time or is not to be fixed until maturity.

We will generally be entitled to set any day as a record date for the purpose of determining the holders that are entitled to take action under either indenture. In certain limited circumstances, only the trustee will be entitled to set a record date for action by holders. If we or the trustee sets a record date for an approval or other action to be taken by holders, that vote or action may be taken only by persons or entities who are holders on the record date and must be taken during the period that we specify for this purpose, or that the trustee specifies if it sets the record date. We or the trustee, as applicable, may shorten or lengthen this period from time to time. This period, however, may not extend beyond the 180th day after the record date for the action. In addition, record dates for any global debt security may be set in accordance with procedures established by the depositary from time to time. Accordingly, record dates for global debt securities may differ from those for other debt securities.

Form, Exchange and Transfer

If any debt securities cease to be issued in registered global form, they will be issued:

•	only in fully registered form;
•	without interest coupons; and
•	unless we indicate otherwise in the applicable prospectus supplement, in denominations of $1,000 and integral multiples of $1,000.

Subject to the terms of the indentures and the limitations applicable to global securities set forth in the applicable prospectus supplement, holders may exchange their debt securities for debt securities of smaller denominations or combined into fewer debt securities of larger denominations, as long as the total principal amount is not changed. Holders may not exchange debt securities for securities of a different series or having different terms, unless permitted by the terms of that series and described in the applicable prospectus supplement.

Holders may exchange or transfer their debt securities at the office of the trustee. They may also replace lost, stolen, destroyed or mutilated debt securities at that office. We have appointed the trustee to act as our agent for registering debt securities in the names of holders and transferring and replacing debt securities. We may appoint another entity to perform these functions or perform them ourselves.

Holders will not be required to pay a service charge to transfer or exchange their debt securities, but they may be required to pay for any tax or other governmental charge associated with the exchange or transfer. The transfer or exchange, and any replacement, will be made only if our transfer agent is satisfied with the holder’s proof of legal ownership. The transfer agent may require an indemnity before replacing any debt securities.

If we have designated additional transfer agents for a debt security, they will be named in the applicable prospectus supplement. We may appoint additional transfer agents or cancel the appointment of any particular transfer agent. We may also approve a change in the office through which any transfer agent acts.

If the debt securities of any series are redeemable and we redeem less than all those debt securities, we may block the transfer or exchange of those debt securities for a period beginning before the day we mail the notice of redemption and ending on the day of that mailing, in order to freeze the list of holders to prepare the mailing. We may also refuse to register transfers of or exchange any debt security selected for redemption, except that we will continue to permit transfers and exchanges of the unredeemed portion of any debt security being partially redeemed.

If a debt security is issued as a global debt security, only DTC or other depositary will be entitled to transfer and exchange the debt security as described in this subsection, since the depositary will be the sole holder of the debt security.

The rules for exchange described above apply to exchange of debt securities for other debt securities of the same series and kind. If a debt security is convertible, exercisable or exchangeable into or for a different kind of security, such as one that we have not issued, or for other property, the rules governing that type of conversion, exercise or exchange will be described in the applicable prospectus supplement.

Payments

We will pay interest, principal and other amounts payable with respect to the debt securities of any series to the holders of record of those debt securities as of the record dates and otherwise in the manner specified below or in the prospectus supplement for that series.

We will make payments on a global debt security in accordance with the applicable policies of the depositary as in effect from time to time. Under those policies, we will pay directly to the depositary, or its nominee, and not to any indirect owners who own beneficial interests in the global debt security. An indirect owner’s right to receive those payments will be governed by the rules and practices of the depositary and its participants.

We will make payments on a debt security in non-global, registered form as follows. We will pay interest that is due on an interest payment date by check mailed on the interest payment date to the holder at his or her address shown on the trustee’s records as of the close of business on the regular record date. We will make all other payments by check at the paying agent described below, against surrender of the debt security. All payments by check will be made in next-day funds — i.e., funds that become available on the day after the check is cashed.

Alternatively, if a non-global debt security has a face amount of at least $1,000,000 and the holder asks us to do so, we will pay any amount that becomes due on the debt security by wire transfer of immediately available funds to an account at a bank in New York City, on the due date. To request wire payment, the holder must give the paying agent appropriate wire transfer instructions at least five business days before the requested wire payment is due. In the case of any interest payment due on an interest payment date, the instructions must be given by the person or entity who is the holder on the relevant regular record date. In the case of any other payment, payment will be made only after the debt security is surrendered to the paying agent. Any wire instructions, once properly given, will remain in effect unless and until new instructions are given in the manner described above.

Book-entry and other indirect owners should consult their banks or brokers for information on how they will receive payments on their debt securities.

Regardless of who acts as paying agent, all money paid by us to a paying agent that remains unclaimed for a specified period after the amount is due to a holder will be repaid to us. After that for a specified period, the holder may look only to us for payment and not to the trustee, any other paying agent or anyone else.

Paying Agents

Initially The Bank of New York Mellon Trust Company, N.A will act as paying agent under the indentures. We may appoint one or more other financial institutions to act as our paying agents, at whose designated offices debt securities in non-global entry form may be surrendered for payment at their maturity. We may add, replace or terminate paying agents from time to time. We may also choose to act as our own paying agent. We will specify in the prospectus supplement for the debt security the initial location of each paying agent for that debt security. We must notify the trustee of changes in the paying agents.

Notices

Notices to be given to holders of a global debt security will be given only to the depositary, in accordance with its applicable policies as in effect from time to time. Notices to be given to holders of debt securities not in global form will be sent by mail to the respective addresses of the holders as they appear in the trustee’s records, and will be deemed given when mailed. Neither the failure to give any notice to a particular holder, nor any defect in a notice given to a particular holder, will affect the sufficiency of any notice given to another holder.

Book-entry and other indirect owners should consult their banks or brokers for information on how they will receive notices.

The Trustee

The Bank of New York Mellon Trust Company, N.A. is initially acting as trustee under the indentures. We may appoint one or more other institutions to act as trustees in the future, and if we do we will identify them and provide additional information in a prospectus supplement.

The Bank of New York Mellon Trust Company, N.A. will initially serve as the trustee for our senior debt securities and subordinated debt securities. Consequently, if an actual or potential event of default occurs with respect to any of these securities, the trustee may be considered to have a conflicting interest for purposes of the Trust Indenture Act of 1939. In that case, the trustee may be required to resign under one or more of the indentures, and we would be required to appoint a successor trustee. For this purpose, a “potential” event of default means an event that would be an event of default if the requirements for giving us default notice or for the default having to exist for a specific period of time were disregarded.

DESCRIPTION OF PREFERRED STOCK

General

Our certificate of incorporation provides that we may issue up to twenty-five million (25,000,000) shares of preferred stock, par value $.01 per share. As of July 28, 2010, we had no outstanding preferred stock and one authorized series of preferred stock, which is our Series D Junior Participating preferred.

The following description of the preferred stock sets forth general terms and provisions of the preferred stock to which any prospectus supplement may relate, and not our already authorized series of preferred stock. The statements below describing the preferred stock are in all respects subject to and qualified in their entirety by reference to the applicable provisions of our certificate of incorporation and bylaws and any applicable certificates of designation to our certificate of incorporation designating terms of a series of preferred stock. The issuance of preferred stock could adversely affect the voting power, dividend rights and other rights of holders of common stock. Although our board of directors does not have this intention at the present time, it could establish a series of preferred stock, that could, depending on the terms of the series, delay, defer or prevent a transaction or a change in control of our company that might involve a premium price for the common stock or otherwise be in the best interest of the holders thereof.

Terms

The board of directors is authorized, subject to limitations prescribed by law and the Company’s certificate of incorporation, to provide for the issuance of shares of preferred stock in series, by filing a certificate pursuant to applicable law of the State of Delaware, to establish the number of shares to be included in each such series, and to fix the designation, relative rights, preferences, qualifications and limitations of the shares of each such series. The number of authorized shares of preferred stock may be increased or decreased (but not below the number of shares thereof outstanding) by the affirmative vote of the holders of a majority of the outstanding shares of common stock, without a vote of the holders of the preferred stock, or any series thereof, unless a vote of any such holders is required pursuant to the certificate or certificates establishing any series of preferred stock.

Reference is made to the prospectus supplement relating to the series of preferred stock offered thereby for the specific terms thereof, including:

•	the title and stated value of the preferred stock;
•	the number of shares of the preferred stock, the liquidation preference per share of the preferred stock and the offering price of the preferred stock;
•	the dividend rate(s), period(s) and/or payment day(s) or method(s) of calculation thereof applicable to the preferred stock;
•	the date from which dividends on the preferred stock shall accumulate, if applicable;
•	the procedures for any auction and remarketing, if any, for the preferred stock;
•	the provision for a sinking fund, if any, for the preferred stock;
•	the provision for redemption, if applicable, of the preferred stock;
•	any listing of the preferred stock on any securities exchange;
•	the terms and conditions, if applicable, upon which the preferred stock may or will be convertible into our common stock, including the conversion price or manner of calculation thereof;
•	the relative ranking and preferences of the preferred stock as to dividend rights and rights upon liquidation, dissolution or winding up of our affairs;

•	a discussion of U.S. federal income tax considerations applicable to the preferred stock; and
•	any other specific material terms, preferences, rights, limitations or restrictions of the preferred stock.

Voting Rights

The DGCL provides that the holders of preferred stock will have the right to vote separately as a class on any proposal involving fundamental changes in the rights of holders of that preferred stock. This right is in addition to any voting rights that may be provided for in the applicable certificate of designation.

Stockholder Liability

Delaware law provides that no stockholder, including holders of preferred stock, shall be personally liable for our acts and obligations and that our funds and property shall be the only recourse for these acts or obligations.

Transfer Agent and Registrar

The transfer agent and registrar for our preferred stock has not been designated.

DESCRIPTION OF WARRANTS

As of the date of this prospectus, the only warrant that we have outstanding is the Warrant, which is exercisable at $0.01 per share for 9,362,581 newly issued shares of our common stock, subject to upward adjustment.

We may issue warrants for the purchase of common stock, debt securities, preferred stock or any combination of the foregoing securities. Warrants may be issued independently or together with our securities offered by any prospectus supplement. Series of warrants may be issued under a separate warrant agreement. The applicable prospectus supplement will describe the terms of the warrants offered, including but not limited to the following:

•	the number of warrants offered;
•	the price or prices at which the warrants will be issued;
•	the currency or currencies in which the prices of the warrants may be payable;
•	securities for which the warrants are exercisable;
•	whether the warrants will be issued with any other securities and, if so, the amount and terms of these securities;
•	the amount of securities purchasable upon exercise of each warrant and the price at which and the currency or currencies in which the securities may be purchased upon such exercise, and the events or conditions under which the amount of securities may be subject to adjustment;
•	the date on which the right to exercise such warrants shall commence and the date on which such right shall expire;
•	the circumstances, if any, which will cause the warrants to be deemed to be automatically exercised;
•	the minimum or maximum amount of such warrants, if any, that may be exercised at any one time;
•	any material risk factors relating to such warrants; and
•	any other material terms of such warrants.

Prior to the exercise of any warrants, holders of such warrants will not have any rights of holders of the securities purchasable upon such exercise, including the right to receive payments of dividends, or the right to vote such underlying securities.

Prospective purchasers of warrants should be aware that special United States federal income tax, accounting and other considerations may be applicable to instruments such as warrants. The applicable prospectus supplement will describe such considerations, to the extent they are material, as they apply generally to purchasers of such warrants.

SELLING STOCKHOLDER

All of the shares of common stock registered for sale by the selling stockholder pursuant to this prospectus are shares issuable upon the exercise of the Warrant, including shares underlying the Warrant that resulted from anti-dilution adjustments to the Warrant. The Warrant was issued to Trailer Investments on August 3, 2009 and it was acquired by Trailer Investments, together with shares of Preferred Stock, under a Securities Purchase Agreement, dated as of July 17, 2009, between us and Trailer Investments. We are registering the shares of common stock underlying the Warrant in order to permit Trailer Investments and its donees, pledgees, transferees or other successors-in-interest, which we collectively refer to as the selling stockholder, to offer the shares acquired by full or partial exercise of the Warrant for resale from time to time. The shares underlying the Warrant originally included 24,762,636 shares subject to the Warrant on the date of issuance, an additional 10,257 shares for which the Warrant is now exercisable as a result of the anti-dilution adjustment provisions of the Warrant related to equity incentive issuances and an additional 750,000 shares issuable under the Warrant as a result of a modification to the Warrant in lieu of the market price anti-dilution adjustment that would otherwise have applied as a result of our May 2010 public offering pursuant. On May 28, 2010 the selling stockholder partially exercised the Warrant and sold 16,137,500 shares underlying the Warrant. In connection with the foregoing sale, the Warrant was also reduced by 22,812 shares as a result of shares surrendered in connection with the exercise of the Warrant. As of the date of this prospectus, the Warrant is currently exercisable for 9,362,851 shares, subject to upward adjustment.

We have agreed to pay all expenses resulting from our obligation to register the shares issuable upon exercise of the Warrant. This prospectus relates only to sales of shares of our Common Stock upon exercise of the Warrant and does not cover sale of the Warrant itself or any additional shares that may become issuable pursuant to the adjustment mechanisms of the Warrant, other than shares that may be issued to prevent dilution resulting from stock splits, stock dividends or similar transactions. The Warrant may be exercised in full or in part, from time to time and at any time within its 10 year term, by the holder thereof, and the exercise price per share is $0.01. The Warrant may be exercised for cash or pursuant to a cashless exercise feature and the shares issuable upon exercise will be issued in a transaction not involving a public offering under federal and state securities laws.

The Warrant was issued together with the Series E-G Preferred Stock in a private placement to Trailer Investments for an aggregate purchase price of $35,000,000 (the “Transaction”). As a result of the Transaction, we have a material relationship with Trailer Investments and certain of its affiliates. This relationship includes certain rights and privileges we granted to Trailer Investments under the agreements we entered into at the closing of the Transaction. This material relationship includes, for so long as the Trailer Investors beneficially own at least 10% of our outstanding common stock, the right for the Trailer Investors to designate persons for election to our board of directors. Other elements of this material relationship are more fully described under the “Description of Our Common Stock” section of this prospectus and in our Current Report on Form 8-K filed on June 3, 2010, incorporated by reference in this prospectus.

The following table sets forth information with respect to the selling stockholder and the shares of common stock beneficially owned by the selling stockholder, including shares that may be offered under this prospectus. The information is based on information provided by or on behalf of the selling stockholder to us and is as of the date of this prospectus. Because the selling stockholder may offer all or some portion of the common stock, no estimate can be given as to the amount of the common stock that will be held by the selling stockholder upon termination of this offering. For purposes of the table below, however, we have assumed that after termination of this offering none of the shares covered by this prospectus will be held by the selling stockholder.

Name of Selling Stockholder	Shares of Common Stock Beneficially Owned Prior to Offering		Maximum Number of Shares That May Be Sold Pursuant to this Prospectus	Shares of Common Stock Beneficially Owned After Offering	Percent of Shares Owned After Offering
Trailer Investments, LLC(1)	9,362,581	(1)	9,362,581	(2)	(2)

(1)	Lincolnshire Equity Fund III, L.P. (“LEF III”), a Delaware limited partnership is the sole member of Trailer Investments, Lincolnshire Equity Partners III, L.P. (“LEP III”), a Delaware limited partnership, is the general partner of LEF III, and Lincolnshire Equity III, LLC (“Equity III”), a Delaware limited liability company, is the general partner of LEP III. Thomas J. Maloney, one of our directors who was designated by Trailer Investments holds a majority of the voting power of Equity III. Trailer Investors has also designated the following individuals to serve on our board of directors: Michael J. Lyons, Thomas J. Maloney, Vineet Pruthi, and James G. Binch. All of the shares of common stock beneficially owned by Trailer Investments and offered hereby are not currently outstanding but are issuable at any time upon exercise of the Warrant.
(2)	Because the selling stockholder may, under this prospectus, offer all or some portion of its common stock, no estimate can be given as to the number of shares of our common stock that will be held by the selling stockholder upon termination of any sales. We refer you to the information under the heading “Plan of Distribution.”

PLAN OF DISTRIBUTION

We and the selling stockholder may sell the securities offered under this prospectus through agents, underwriters or dealers, or directly to one or more purchasers. As used in this prospectus, the term selling stockholder includes donees, pledgees, transferees or other successors-in-interest selling shares of common stock or interests in shares of common stock received after the date of this prospectus from the selling stockholder as a gift, pledge, partnership distribution or other transfer.

We or the selling stockholder may designate agents who agree to use their reasonable efforts to solicit purchases for the period of their appointment or to sell securities on a continuing basis. We may include shares of the selling stockholder in conjunction with underwritten sales by us of shares of our common stock.

If we or the selling stockholder use underwriters for a sale of securities, the underwriters will acquire the securities for their own account. The underwriters may resell the securities in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters to purchase the securities will be subject to the conditions stated in the applicable underwriting agreement. The underwriters will be obligated to purchase all the securities of the series offered if any of the securities of that series are purchased. Any initial public offering price and any discounts or concessions allowed or re-allowed or paid to dealers may be changed from time to time.

We and the selling stockholder may sell securities directly to one or more purchasers without using underwriters or agents.

Sales of common stock hereunder also may be effected by us or the selling stockholder from time to time in one or more types of transactions on the New York Stock Exchange or any other national securities exchange on which our common stock may be listed at the time of sale, in the over-the-counter market, in transactions otherwise than on such exchanges or the over-the-counter market, including negotiated transactions, ordinary brokers’ transactions, through options transactions relating to the shares, or a combination of such methods of sale, at market prices prevailing at the time of sale, at negotiated prices or at fixed prices. The selling stockholder may also sell shares of common stock in block trades in which the broker-dealer will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction, in an exchange distribution in accordance with the rules of the applicable exchange, in short sales effected after the date the registration statement of which this prospectus is a part is declared effective by the SEC.

The selling stockholder and underwriters, dealers and agents that participate in the distribution of the securities may be underwriters as defined in the Securities Act, and any discounts or commissions they receive from us and any profit on their resale of the securities may be treated as underwriting discounts and commissions under the Securities Act. The applicable prospectus supplement will identify any underwriters, dealers or agents and will describe their compensation. We or the selling stockholder may have agreements with the underwriters, dealers and agents to indemnify them against certain civil liabilities, including liabilities under the Securities Act. Underwriters, dealers and agents may engage in transactions with or perform services for us or our subsidiaries in the ordinary course of their business.

Unless otherwise specified in the applicable prospectus supplement, each class or series of securities will be a new issue with no established trading market, other than the common stock, shares of which are listed on the New York Stock Exchange. We may elect to list any other class or series of securities on any exchange, but we are not obligated to do so. It is possible that one or more underwriters may make a market in a class or series of securities, but the underwriters will not be obligated to do so and may discontinue any market making at any time without notice. We cannot give any assurance as to the liquidity of the trading market for any of the securities.

We or the selling stockholder may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or the selling stockholder or borrowed from us, the selling stockholder or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. We or the selling stockholder may also loan or pledge securities covered by this prospectus and any applicable prospectus supplement to third parties, who may sell the loaned securities or, in an event of default in the case of a pledge, sell the pledged securities pursuant to this prospectus and any applicable prospectus supplement (or a post-effective amendment).

Any underwriter may engage in over-allotment, stabilizing transactions, short-covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Over-allotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Short-covering transactions involve purchases of the securities in the open market after the distribution is completed to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time.

The selling stockholder is subject to the applicable provisions of the Exchange Act and the rules and regulations under the Exchange Act, including Regulation M. This regulation may limit the timing of purchases and sales of any of the shares of common stock offered in this prospectus by the selling stockholder. The anti-manipulation rules under the Exchange Act may apply to sales of shares in the market and to the activities of the selling stockholder and its affiliates. Furthermore, Regulation M may restrict the ability of any person engaged in the distribution of the shares to engage in market-making activities for the particular securities being distributed for a period of up to five business days before the distribution. The restrictions may affect the marketability of the shares and the ability of any person or entity to engage in market-making activities for the shares.

To the extent required, this prospectus may be amended and/or supplemented from time to time to describe a specific plan of distribution. Instead of selling the shares of common stock under this prospectus, the selling stockholder may sell the shares of common stock in compliance with the provisions of Rule 144 under the Securities Act, if available, or pursuant to other available exemptions from the registration requirements of the Securities Act.

We have advised the selling stockholder that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of shares in the market and to the activities of the selling stockholder and its affiliates. In addition, we will make copies of this prospectus (as it may be supplemented or amended from time to time) available to the selling stockholder for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The selling stockholder may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act.

We have agreed to indemnify the selling stockholder against liabilities, including liabilities under the Securities Act and state securities laws, relating to the registration of the shares offered by this prospectus.

We have agreed with the selling stockholder to keep the portion of the registration statement of which this prospectus constitutes a part that relates to the shares offered by the selling stockholder effective until the earlier of (1) such time as all of the selling stockholder’s shares covered by this prospectus have been disposed of pursuant to and in accordance with the registration statement or (2) the date on which such shares may be sold pursuant to Rule 144(b)(1)(i) of the Securities Act.

LEGAL MATTERS

Hogan Lovells US LLP, Baltimore, Maryland will issue an opinion about certain legal matters with respect to the securities.

EXPERTS

Ernst & Young LLP, independent registered public accounting firm, has audited our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2009, and the effectiveness of our internal control over financial reporting as of December 31, 2009, as set forth in their reports, which are incorporated by reference in this prospectus and elsewhere in the registration statement. Our financial statements are incorporated by reference in reliance on Ernst & Young LLP’s report, given on their authority as experts in accounting and auditing.

9,349,032 Shares

Wabash National Corporation

Common Stock

PROSPECTUS SUPPLEMENT

September 14, 2010

MORGAN STANLEY